                                                                  EXHIBIT 4.1

                                CREDIT AGREEMENT

                         Dated as of September 24, 1998

                                      among


                           SIMON DeBARTOLO GROUP, L.P.


                       CORPORATE PROPERTY INVESTORS, INC.


                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS


                                       and


                            THE CHASE MANHATTAN BANK
                            AS ADMINISTRATIVE AGENT,


                             CHASE SECURITIES INC.,
                          AS ARRANGER AND BOOK MANAGER


                             UBS AG, NEW YORK BRANCH
                                       and
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             AS SYNDICATION AGENTS,


                               NATIONSBANK, N.A.,
                             AS DOCUMENTATION AGENT,
                                       and
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                            AS CO-DOCUMENTATION AGENT

                                CREDIT AGREEMENT


         This Credit Agreement dated as of September 24, 1998 (as amended, supplemented or modified from time to time, the "Agreement") is entered into among SIMON DeBARTOLO GROUP, L.P., a Delaware limited partnership, CORPORATE PROPERTY INVESTORS, INC., a Delaware corporation, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, THE CHASE MANHATTAN BANK, as Administrative Agent, UBS AG, NEW YORK BRANCH and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Syndication Agents, and NATIONSBANK, N.A., as Documentation Agent, and DRESDNER BANK AG, NEW YORK AND GRAND CAYMEN BRANCHES, as Co-Documentation Agent.

         The parties hereto agree as follows:


                                     ARTICLE
                                   DEFINITIONS

         1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

         "Administrative Agent" is Chase, and each successor Administrative Agent appointed pursuant to the terms of Article XII of this Agreement.

         "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote fifteen percent (15.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

         "Agreement" is defined in the preamble hereto.

         "Annual EBITDA" means, with respect to any Project or Minority Holding, as of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, an amount equal to (i) total revenues relating to such Project or Minority Holding for such period, less (ii) total operating expenses relating to such Project or Minority Holding for such period (it being understood that the foregoing calculation shall exclude non-cash charges as determined in accordance with GAAP). Each of the foregoing amounts shall be determined by reference to the Borrower's Statement of Operations for the applicable periods. An example of the foregoing calculation is set forth on EXHIBIT G hereto.

         "Applicable Lending Office" means, with respect to a particular Lender,
(i) its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans, and (ii) its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

         "Applicable Margin" means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower's Credit Rating then falls, in accordance with the following tables. Any change in the Applicable Margin shall be effective immediately as of the date on which any of the rating agencies announces a change in the Borrower's Credit Rating or the date on which the Borrower has no Credit Rating, whichever is applicable.

The Applicable Margin, from time to time, depending on Borrower's Credit Rating shall be as follows:

 Range of                                                      Applicable
 Borrower's                  Applicable                        Margin for
Credit Rating                 Margin for                        Base Rate
S&P/Moody's              Eurodollar Rate Loans                    Loans
  Ratings)                  (% per annum)                     (% per annum)
-------------            ---------------------                -------------
below BBB-/Baa3
or unrated                     1.350%                             0.00%
BBB-/Baa3                      0.900%                             0.00%
BBB/Baa2                       0.750%                             0.00%
BBB+/Baa1                      0.650%                             0.00%
A/A3                          0.500%                             0.00%

If at any time the Borrower has a Credit Rating by both Moody's and S&P which Credit Ratings are split, then: (A) if the difference between such Credit Ratings is one ratings category (e.g. Baa2 by Moody's and BBB- by S&P), the Applicable Margin shall be the rate per annum that would be applicable if the highest of the Credit Ratings were used; and (B) if the difference between such Credit Ratings is two ratings category (e.g. Baa1 by Moody's and BBB by S&P), the Applicable Margin shall be the rate per annum that would be applicable if the median of the applicable Credit Ratings is used.

         "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of EXHIBIT A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 15.1.

         "Authorized Financial Officer" means a chief executive officer, chief financial officer, treasurer or other qualified senior officer acceptable to the Administrative Agent.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (i) the rate of interest announced publicly by Chase in New York, New York from time to time, as Chase's prime rate; and

                  (ii) the sum of (A) one-half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period.

         "Base Rate Loan" means (i) a Loan which bears interest at a rate determined by reference to the Base Rate and the Applicable Margin as provided in Section 5.1(a) or (ii) an overdue amount which was a Base Rate Loan immediately before it became due.

         "Borrower" means, prior to the CPI Merger, collectively Simon DeBartolo Group, L.P. and CPI, and from and after the CPI Merger, collectively CPI (which will be renamed Simon Property Group, Inc.) and Simon Property Group, L.P. (f/k/a Simon DeBartolo Group, L.P.).

         "Borrower Partnership Agreement" means that certain Fifth Amended and Restated Limited Partnership Agreement of Simon DeBartolo Group, L.P., dated as of August 9, 1996, as such agreement may be amended, restated, modified or supplemented from time to time with the consent of the Administrative Agent or as permitted under Section 10.10.

         "Borrowing" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

         "Business Activity Report" means (i) an Indiana Business Activity Report from the Indiana Department of Revenue, Compliance Division, (ii) a Notice of Business Activities Report from the State of New Jersey Division of Taxation, (iii) a Minnesota Business Activity Report from the Minnesota Department of Revenue, or (iv) a similar report to those referred to in clauses
(i) through (iii) hereof with respect to any jurisdiction where the failure to file such report would have a Material Adverse Effect.

         "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in the case of Eurodollar Rate Loans, in London, England and/or New York, New York.

         "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company's, the Borrower's or any of their Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (a) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Company, the Borrower and their Subsidiaries and (b) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by either General Partner, the Borrower or any of their Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds.

         "Capitalization Value" means the sum of (i) Combined EBITDA capitalized at an annual interest rate equal to 8.25%, and (ii) Cash and Cash Equivalents, and (iii) Construction Asset Cost.

         "Capital Lease" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "Cash and Cash Equivalents" means (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and
(iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's; provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

         "Cash Interest Expense" means, for any period, total interest expense, whether paid or accrued, but without duplication, (including the interest component of Capital Leases) of the Borrower, which is payable in cash, all as determined in conformity with GAAP.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

         "Chase" means The Chase Manhattan Bank.

         "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

         "Closing Date" means September 24, 1998.

         "Combined Debt Service" means, for any period, the sum of (i) regularly scheduled payments of principal and interest of the Consolidated Businesses paid during such period and (ii) the portion of the regularly scheduled payments of principal and interest of Minority Holdings allocable to the Borrower in accordance with GAAP, paid during such period, in each case including participating interest expense and excluding balloon payments of principal and extraordinary interest payments and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

         "Combined EBITDA" means the sum of (i) 100% of the Annual EBITDA from the Consolidated Businesses; and (ii) the portion of the Annual EBITDA of the Minority Holdings allocable to the Borrower in accordance with GAAP; and (iii) for so long as the Borrower owns a majority economic interest in the Management Company, 100% of the Borrower's share of the actual Annual EBITDA of the Management Company; provided, however that the Borrower's share of the Annual EBITDA of the Management Company shall in no event constitute in excess of five percent (5%) of Combined EBITDA. For purposes of newly opened Projects which are no longer capitalized, the Annual EBITDA shall be based upon twelve-month projections of contractual rental revenues multiplied by the EBITDA profit margin of the Borrower property type (i.e. regional mall or community center) as such profit margin is reported in the most recently published annual report or 10-K for the Company, until such time as actual performance data for a twelve-month period is available.

         "Combined Equity Value" means Capitalization Value minus Total Adjusted Outstanding Indebtedness.

         "Combined Interest Expense" means, for any period, the sum of (i) interest expense of the Consolidated Businesses paid during such period and (ii) interest expense of the Consolidated Businesses accrued for such period and (iii) the portion of the interest expense of Minority Holdings allocable to the Borrower in accordance with GAAP and paid during such period and (iv) the portion of the interest expense of Minority Holdings allocable to the Borrower in accordance with GAAP and accrued for such period, in each case including participating interest expense but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

         "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

         "Commitment" means, with respect to any Lender, the obligation of such Lender to make Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Commitments" means the aggregate principal amount of the Commitments of all the Lenders, the maximum amount of which shall be $1,400,000,000, as reduced from time to time pursuant to Section 4.1.

         "Company" means Simon DeBartolo Group, Inc., a Maryland corporation, which shall be renamed SPG Properties, Inc. immediately after the CPI Merger.

         "Compliance Certificate" is defined in Section 8.2(b).

         "Consolidated" means consolidated, in accordance with GAAP.

         "Consolidated Businesses" means the General Partners, the Borrower and their wholly-owned Subsidiaries.

         "Construction Asset Cost" means, with respect to Property on which construction of Improvements has commenced (such commencement evidenced by foundation excavation) but has not yet been completed (as such completion shall be evidenced by such Property being opened for business to the general public), the aggregate sums expended on the construction of such Improvements (including land acquisition costs).

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations.

         "Contingent Obligation" as to any Person means, without duplication,
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Borrower required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations or (Y) such other Person holds an Investment Grade Credit Rating from either Moody's or S&P, and
(ii) in the case of a guaranty, (whether or not joint and several) of an obligation otherwise constituting Debt of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

         "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CPI" means Corporate Property Investors, Inc., a Delaware corporation.

         "CPI Merger" means the merger of the Company with and into a substantially wholly-owned Subsidiary of CPI with the Company surviving as a Subsidiary of CPI and the share holders of the Company exchanging their shares in the Company for shares in CPI, which shall be renamed "Simon Property Group, Inc." immediately thereafter.

         "Credit Availability" means, at any particular time, the amount by which the Maximum Credit Amount at such time exceeds the Loans outstanding at such time.

         "Credit Rating" means the publicly announced rating of a Person given by Moody's or S&P.

         "Cure Loans" is defined in Section 4.2(b)(v)(C).

         "Customary Permitted Liens" means

            (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with Section 9.4 and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

            (ii) statutory Liens of landlords against any Property of the Borrower or any of its Subsidiaries and Liens against any Property of the Borrower or any of its Subsidiaries in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Property of the Borrower or any of its Subsidiaries imposed by law created in the ordinary course of business for amounts which, if not resolved in favor of the Borrower or such Subsidiary, could not result in a Material Adverse Effect;

            (iii) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount of recourse Indebtedness exceeding $10,000,000; and

            (iv) Liens against any Property of the Borrower or any Subsidiary of the Borrower arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries to the extent it could not result in a Material Adverse Effect.

         "Debt Yield" is defined in Section 10.12(d).

         "Designee Lender" is defined in Section 13.4.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "Dollars" and "$" mean the lawful money of the United States.

         "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

         "Eligible Assignee" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Administrative Agent.

         "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the envi-ronment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Environmental Property Transfer Act" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Act" or "Responsible Property Transfer Act".

         "Equipment" means equipment used in connection with the maintenance of Projects and Properties.

         "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

         "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and
(iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

         "ERISA Termination Event" means (i) a Reportable Event with respect to any Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which the Borrower or such ERISA Affiliate was a

"substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Plan participants who are employees of the Borrower or any ERISA Affiliate;
(iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

         "Eurodollar Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

         "Eurodollar Interest Period" is defined in Section 5.2(b)(i).

         "Eurodollar Interest Rate Determination Date" is defined in Section 5.2(c).

         "Eurodollar Lending Office" means, with respect to any Lender, such Lender's office (if any) specified as the "Eurodollar Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

         "Eurodollar Rate" means, for any Eurodollar Interest Period, an interest rate per annum equal to the rate per annum obtained by multiplying (a) a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Eurodollar Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Eurodollar Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Eurodollar Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the principal balance (or the portion thereof which will bear interest at a rate determined by reference to the Eurodollar Rate during the Eurodollar Interest Period to which such Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Eurodollar Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Chase by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Eurodollar Interest Period to which such Eurodollar Rate is applicable, by
(b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Reserve Percentage for such Eurodollar Interest Period.

         "Eurodollar Rate Loan" means (i) a Loan which bears interest at a rate determined by reference to the Eurodollar Rate and the Applicable Margin for Eurodollar Rate Loans, as provided in Section 5.1(a) or (ii) an overdue amount which was a Eurodollar Rate Loan immediately before it became due.

         "Eurodollar Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

         "Event of Default" means any of the occurrences set forth in Section
11.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.1.

         "Facility Fee" is defined in Section 5.3(a).

         "Facility Fee Percentage" means the applicable percentage per annum determined, at any time, based on the range into which Borrower's Credit Rating (if any) then falls, in accordance with the following tables. Any change in the Facility Fee Percentage shall be effective immediately as of the date on which any of the rating agencies announces a change in the Borrower's Credit Rating or the date on which the Borrower has no Credit Rating, whichever is applicable.

         The Facility Fee Percentage during the time, from time to time, that the Borrower maintains an Investment Grade Credit Rating by either Moody's or S&P shall be as follows:

              Range of
             Borrower's
            Credit Rating               Percentage of
         S&P/Moody's Ratings        Maximum Credit Amount
         -------------------        ---------------------
         below BBB-/Baa3
         or unrated                         0.25%
         BBB-/Baa3                          0.20%
         BBB/Baa2                           0.20%
         BBB+/Baa1                          0.15%
         A-/A3                              0.15%

         If at any time the Borrower has a Credit Rating by both Moody's and S&P which Credit Ratings are split, then: (A) if the difference between such Credit Ratings is one ratings category (e.g. Baa2 by Moody's and BBB- by S&P), the Facility Fee Percentage shall be the rate per annum that would be applicable if the highest of the Credit Ratings were used; and (B) if the difference between such Credit Ratings is two ratings category (e.g. Baa1 by Moody's and BBB- by S&P), the Facility Fee Percentage shall be the rate per annum that would be applicable if the median of the applicable Credit Ratings is used.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on transactions by the Reference Bank, as determined by the Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

         "Financial Statements" means (i) quarterly and annual consolidated statements of income and retained earnings, statements of cash flow, and balance sheets, (ii) such other financial statements as any General Partner shall routinely and regularly prepare on a quarterly or annual basis, and (iii) such other financial statements of the Consolidated Businesses or Minority Holdings as the Administrative Agent or the Requisite Lenders may from time to time reasonably specify; provided, however, that the Financial Statements referenced in clauses (i) and (ii) above shall be prepared in form satisfactory to the Administrative Agent.

         "Fiscal Year" means the fiscal year of the Company and the Borrower for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

         "Funding Date" means, with respect to any Loan, the date of funding of such Loan, which in any event shall occur on or before the date which is 90 days subsequent to the initial funding of Loans hereunder.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).

         "General Partner" or "General Partners" means, prior to the CPI Merger, the Company and SD, and from and after the CPI Merger, Simon Property Group, Inc. (formerly CPI), SD and SDG Properties, Inc. (f/k/a Simon DeBartolo Group, Inc.) and any successor general partner(s) of the Borrower.

         "Governmental Approval" means all right, title and interest in any existing or future certificates, licenses, permits, variances, authorizations and approvals issued by any Governmental Authority having jurisdiction with respect to any Project.

         "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent, and each other Lender.

         "Improvements" means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Borrower and
(c) any items of personal property.

         "Indebtedness", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account,
(iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Contingent Obligations or (vii) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing.

         "Indemnified Matters" is defined in Section 15.3.

         "Indemnitees" is defined in Section 15.3.

         "Initial Funding Date" means the date on or after         , 1998, on
which all of the conditions described in Section 6.1 have been satisfied (or waived) in a manner satisfactory to the Administrative Agent and the Lenders and on which the initial Loans under this Agreement are made by the Lenders to the Borrower.

         "Interest Period" is defined in Section 5.2(b).

         "Interest Rate Hedges" is defined in Section 9.9.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

         "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including, without limitation, all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

         "Investment Grade" means (i) with respect to Moody's a Credit Rating of Baa3 or higher and (ii) with respect to S&P, a Credit Rating of BBB- or higher.

         "Investment Grade Credit Rating" means (i) a Credit Rating of Baa3 or higher given by Moody's or (ii) a Credit Rating of BBB- or higher given by S&P.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "knowledge" with reference to any General Partner, the Borrower or any Subsidiary of the Borrower, means the actual knowledge of such Person after reasonable inquiry (which reasonable inquiry shall include, without limitation, interviewing and questioning such other Persons as such General Partner, the Borrower or such Subsidiary of the Borrower, as applicable, deems reasonably necessary).

         "Lease" means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

         "Lender" means each of the Administrative Agent, and each financial institution a signatory hereto as a Lender as of the Closing Date and, at any other given time, each financial institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance, and regardless of the capacity in which such entity is acting (i.e. whether as Administrative Agent or Lender).

         "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

         "Limited Minority Holdings" means Minority Holdings in which (i) Borrower has a less than fifty percent (50%) ownership interest and (ii) neither the Borrower nor the Company controls the management of such Minority Holdings, whether as the general partner or managing member of such Minority Holding, or otherwise. As used in this definition only, the term "control" shall mean the authority to make major management decisions or the management of day-to-day operations of such entity and shall include instances in which the Management Company manages the day-to-day leasing, management, control or development of the Properties of such Minority Interest pursuant to the terms of a management agreement.

         "Limited Partners" means those Persons who from time to time are limited partners of the Borrower; and "Limited Partner" means each of the Limited Partners, individually.

         "Loan Account" is defined in Section 4.3(b).

         "Loan Documents" means this Agreement, the Notes and all other instruments, agreements and written Contractual Obligations between the Borrower and any of the Lenders pursuant to or in connection with the transactions contemplated hereby.

         "Loans" means a Loan made by a Lender pursuant to Section 2.1; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Management Company" means, collectively, (i) M.S. Management Associates, Inc., a Delaware corporation and its wholly-owned or controlled Subsidiaries and (ii) such other property management companies controlled (directly or indirectly) by the Company for which the Borrower has previously provided the Administrative Agent with: (1) notice of such property management company, and (2) evidence reasonably satisfactory to the Administrative Agent that such property management company is controlled (directly or indirectly) by the Company.

         "Margin Stock" means "margin stock" as such term is defined in Regulation U and Regulation G.

         "Material Adverse Effect" means a material adverse effect upon (i) the financial condition or assets of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the ability of the Lenders or the Administrative Agent to enforce any of the Loan Documents.

         "Maximum Credit Amount" means, at any particular time, the Commitments at such time.

         "MIS" means a computerized management information system for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Properties, creation and aging of receivables, and accounts payable (including agings thereof).

         "Minority Holdings" means partnerships, joint ventures and corporations held or owned by the Borrower or a General Partner which are not wholly-owned by the Borrower or a General Partner.

         "Moody's" means Moody's Investor Services, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any ERISA Affiliate or in respect of which the Borrower or any ERISA Affiliate has assumed any liability.

         "Non Pro Rata Loan" is defined in Section 4.2 (b)(v).

         "Note" means a promissory note in the form attached hereto as EXHIBIT B payable to a Lender, evidencing certain of the Obligations of the Borrower to such Lender and executed by the Borrower as required by Section 4.3(a), as the same may be amended, supplemented, modified or restated from time to time; "Notes" means, collectively, all of such Notes outstanding at any given time.

         "Notice of Borrowing" means a notice substantially in the form of EXHIBIT C attached hereto and made a part hereof.

         "Notice of Conversion/Continuation" means a notice substantially in the form of EXHIBIT D attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to Section 5.1(c).

         "Obligations" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any other Lender, any Affiliate of the Administrative Agent, any other Lender, or any Person entitled to indemnification pursuant to Section 15.3 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

         "Officer's Certificate" means, as to a corporation, a certificate executed on behalf of such corporation by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, or its treasurer and, as to a partnership, a certificate executed on behalf of such partnership by the chairman of the board of directors (if an officer of such corporation) or chief executive officer, president, any vice-president, or treasurer of the general partner of such partnership.

         "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

         "Organizational Documents" means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership, and
(iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

         "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. Sections 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

         "Permits" means any permit, consent, approval, authorization license, variance, or permission required from any Person, including any Governmental Approvals.

         "Permitted Securities Options" means the subscriptions, options, warrants, rights, convertible Securities and other agreements or commitments relating to the issuance of the Borrower's Securities or the Company's Capital Stock identified as such on SCHEDULE 1.1.4.

         "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5)
of ERISA or the Borrower or any ERISA Affiliate has assumed any liability.

         "Potential Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "Prepayment Date" is defined in Section 4.1(d).

         "Process Agent" is defined in Section 15.17(a).

         "Project" means any shopping center, retail property and mixed-use property owned, directly or indirectly, by any of the Consolidated Businesses or Minority Holdings.

         "Property" means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, general intangible, receivable, or other asset owned, leased or operated by any Consolidated Business or any Minority Holding (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

         "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's Commitment (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate amount of all of the Commitments.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

         "Real Property" means all of the Borrower's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefitting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

         "Reference Bank" means Chase.

         "Register" is defined in Section 15.1(c).

         "Regulation A" means Regulation A of the Federal Reserve Board as in effect from time to time.

         "Regulation T" means Regulation T of the Federal Reserve Board as in effect from time to time.

         "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

         "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

         "REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Internal Revenue Code.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

         "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

         "Reportable Event" means any of the events described in Section 4043(b) of ERISA and the regulations promulgated thereunder as in effect from time to time but not including any such event as to which the thirty (30) day notice requirement has been waived by applicable PBGC regulations.

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

         "Requisite Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are greater than sixty-six and two-thirds percent (66.67%); provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured as provided in Section 4.2(b)(v)(B), then for so long as such failure continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent more than sixty-six and two-thirds percent (66.67%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are greater than sixty-six and two-thirds percent (66.67%).

         "Retained Properties" shall mean those real properties more particularly described on SCHEDULE 8.8(vi) hereto.

         "S&P" means Standard & Poor's Ratings Service.

         "SD" means SD Property Group, Inc., an Ohio corporation (formerly known as DeBartolo Realty Corporation).

         "SDGLP" means Simon DeBartolo Group, L.P., which shall be renamed Simon Property Group, L.P. immediately after the CPI Merger.

         "Secured Indebtedness" means any Indebtedness secured by a Lien.

         "Securities" means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Solvent", when used with respect to any Person, means that at the time of determination:

              (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

              (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

            (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

            (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         "SPG Inc." is defined in Section 14.1.

         "Subsidiary" of a Person means any corporation, limited liability company, business trust, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

         "Taxes" is defined in Section 13.1(a).

         "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). Any Eurodollar Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

         "Tenant Allowance" means a cash allowance paid to a tenant by the landlord pursuant to a Lease.

         "Termination Date" means the earlier to occur of (i) September 24, 2000 (or, if not a Business Day, the next preceding Business Day); and (ii) the date of acceleration of the Loans pursuant to the terms of this Agreement.

         "TI Work" means any construction or other "build-out" of tenant leasehold improvements to the space demised to such tenant under Leases (excluding such tenant's furniture, fixtures and equipment) performed pursuant to the terms of such Leases, whether or not such tenant improvement work is performed by or on behalf of the landlord or as part of a Tenant Allowance.

         "Total Adjusted Outstanding Indebtedness" means, for any period, the sum of (i) the amount of Indebtedness of the Consolidated Businesses set forth on the then most recent quarterly financial statements of the Borrower and (ii) the outstanding amount of Minority Holding Indebtedness allocable in accordance with GAAP to any of the Consolidated Businesses as of the time of determination and (iii) the Contingent Obligations of the Consolidated Businesses and, to the extent allocable to the Consolidated Businesses in accordance with GAAP, of the Minority Holdings.

         "Total Unsecured Outstanding Indebtedness" means that portion of Total Adjusted Outstanding Indebtedness that is not secured by a Lien.

         "Unencumbered Combined EBITDA" means that portion of Combined EBITDA which represents revenues earned from the Management Company (up to 5% of Combined EBITDA) or from Real Property that is not subject to or encumbered by Secured Indebtedness and is not subject to any agreements, the effect of which would be to restrict, directly or indirectly, the ability of the owner of such Property from granting Liens thereon, calculated on the first day of each fiscal quarter for the four immediately preceding consecutive fiscal quarters.

         "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

         "Unsecured Debt Yield" is defined in Section 10.12(e).

         "Unsecured Interest Expense" means the interest expense incurred on the Total Unsecured Outstanding Indebtedness.

   1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

         1.3. Accounting Terms. Subject to Section 15.4, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         1.4. Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.


                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

         2.1. Loans.

         (a) Availability. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make loans, in Dollars (each individually, a "Loan" and, collectively, the "Loans") to the Borrower from time to time during the term hereof, in an amount not to exceed such Lender's Pro Rata Share of the Credit Availability at such time. All Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder nor shall the Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Loan on any day which is a Business Day and any amounts so repaid may not be reborrowed. Each requested Borrowing of Loans funded on any Funding Date shall be in a principal amount of at least $5,000,000; provided, however, that if the Credit Availability at the time of such requested Borrowing is less than $5,000,000, then the requested Borrowing shall be for the total amount of the Credit Availability. Any portion of the Commitments that shall not have been borrowed as of December 24, 1998, shall be deemed to be cancelled as of such date.

         (b) Notice of Borrowing. When the Borrower desires to borrow under this
Section 2.1, it (it being understood and agreed that the initial Notice of Borrowing may be delivered by SDGLP only) shall deliver to the Administrative Agent a Notice of Borrowing, signed by it (i) no later than 12:00 noon (New York time) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans, and (ii) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans; provided, however, that no Borrowing may be made within less than two (2) Business Days after any given Borrowing. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the Credit Availability as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will be of Base Rate Loans, Eurodollar Rate Loans, (v) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period, and (vi) instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing (except with respect to a Borrowing of Loans on the Initial Funding
Date), the Borrower may give the Administrative Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.1(b), if the Borrower confirms such notice by delivery of the Notice of Borrowing to the Administrative Agent by facsimile transmission promptly, but in no event later than 3:00 p.m. (New York time) on the same day. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.1(b) shall be irrevocable.

         (c) Making of Loans. (i) Promptly after receipt of a Notice of Borrowing under Section 2.1(b) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed Borrowing (which notice to the Lenders, in the case of a Borrowing of Eurodollar Rate Loans, shall be at least three (3) Business Days in advance of the proposed Funding Date for such Loans, or in the case of a Borrowing of Base Rate Loans, shall be at least one (1) Business Day in advance of the proposed Funding Date for such Loans). Each Lender shall deposit an amount equal to its Pro Rata Share of the Borrowing requested by the Borrower with the Administrative Agent at its office in New York, New York, in immediately available funds, not later than 12:00 noon (New York time) on the respective Funding Date therefor. Subject to the fulfillment of the conditions precedent set forth in Section 6.1 or Section 6.2, as applicable, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Loan on such Funding Date. In the event the conditions precedent set forth in Section 6.1 or 6.2 are not fulfilled as of the proposed Funding Date for any Borrowing, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

         (ii) Unless the Administrative Agent shall have been notified by any Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing that such Lender does not intend to fund its Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date therefor, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the applicable Funding Date. If the Loan proceeds corresponding to that amount are advanced to the Borrower by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the Borrower agrees to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Administrative Agent, at a rate equal to the federal funds rate with respect to the first Business Day, and thereafter at a rate equal to the interest rate applicable to such Borrowing. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Loan, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Borrower such corresponding amount. This Section 2.1(c)(ii) does not relieve any Lender of its obligation to make its Loan on any applicable Funding Date.

         2.2. Intentionally Omitted.

         2.3. Use of Proceeds of Loans. The proceeds of the Loans may be used for the payment of all sums due or to become due in connection with the transactions required to consummate the CPI Merger, including, without limitation, any special dividends payable with respect thereto, general corporate, partnership and working capital needs of the Borrower, inclusive of repayment of Indebtedness for borrowed money and the acquisition of the equity interests in CPI.

         2.4. Termination Date. The Loans shall be due, and all outstanding Obligations shall be paid in full, on the Termination Date.

         2.5. Intentionally Omitted.

         2.6. Maximum Credit Facility. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate principal Obligations exceed the Maximum Credit Amount.

         2.7. Authorized Agents. On the Closing Date and from time to time thereafter, the Borrower shall deliver to the Administrative Agent an Officer's Certificate setting forth the names of the employees and agents authorized to request Loans and to request a conversion/continuation of any Loan and containing a specimen signature of each such employee or agent. The employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agent and the Lenders shall be entitled to rely conclusively on such employee's or agent's authority to request such Loan or such conversion/continuation until the Administrative Agent receive written notice to the contrary.

The Administrative Agent shall not have any duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a Loan or such conversion/continuation, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Administrative Agent or the Lenders shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent believes to have been given by a person duly authorized to act on behalf of the Borrower and the Borrower hereby indemnifies and holds harmless the Administrative Agent and each other Lender from any loss or expense the Administrative Agent or the Lenders might incur in acting in good faith as provided in this Section 2.7.


                                  ARTICLE III
                              INTENTIONALLY OMITTED


                                   ARTICLE IV
                            PAYMENTS AND PREPAYMENTS

         4.1. Prepayments; Reductions in Commitments.

         (a) Voluntary Prepayments. The Borrower may, at any time and from time to time, prepay the Loans in part or in their entirety, subject to the following limitations. The Borrower shall give at least five (5) Business Days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender) of any prepayment to be made prior to the occurrence of an Event of Default, which notice of prepayment shall specify the date (which shall be a Business Day) and amount of prepayment. When notice of prepayment is delivered as provided herein, the outstanding principal amount of the Loans on the prepayment date specified in the notice shall become due and payable on such prepayment date. Each voluntary partial prepayment of the Loans shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess of that amount. Eurodollar Rate Loans may be prepaid in part or in their entirety only upon payment of the amounts described in Section 5.2(f). Amounts prepaid pursuant to this Section 4.1(a) may not be reborrowed.

         (b) Voluntary Reductions In Commitments. The Borrower may, upon at least fifteen (15) days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender), at any time and from time to time, terminate in whole or permanently reduce in part the Commitments, provided that the Borrower shall have made whatever payment may be required to reduce the Obligations to an amount less than or equal to the Commitments as reduced or terminated, which amount shall become due and payable on the date specified in such notice. Any partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Commitment of each Lender proportionately in accordance with its Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this Section 4.1(b) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. In addition, to the extent that the Commitments shall not have been borrowed in full on or before the date which is 90 days after the Initial Funding Date, the Commitments shall be deemed to have been reduced to an amount equal to the then outstanding Loans.

         (c) No Penalty. The prepayments and payments in respect of reductions and terminations described in clauses (a) and (b) of this Section 4.1 may be made without premium or penalty (except as provided in Section 5.2(f)).

         (d) Mandatory Prepayment. (i) If at any time from and after the Closing
Date: (i) the Borrower merges or consolidates with another Person and the Borrower is not the surviving entity, or (ii) the Borrower or any Consolidated Subsidiary sells, transfers, assigns or conveys assets, the book value of which (computed in accordance with GAAP but without deduction for depreciation), in the aggregate of all such sales, transfers, assignments, foreclosures, or conveyances exceeds 30% of the Capitalization Value, or (iii) the portion of Capitalization Value attributable to the aggregate Limited Minority Holdings (but excluding the Borrower's interest in Pentagon Fashion Center) of the Borrower and its Consolidated Subsidiaries exceed 20% of Capitalization Value, or (iv) the Borrower or the Management Company ceases to provide property management and leasing services to 33% of the total number of Shopping Centers in which the Borrower has an ownership interest (the date any such event shall occur being the "Prepayment Date"), the Commitment shall be terminated and the Borrower shall be required to prepay the Loans in their entirety as if the Prepayment Date were the Termination Date. The Borrower shall immediately make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid. In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 5.2(f). Each such prepayment shall be applied to prepay ratably the Loans of the Lenders. Amounts prepaid pursuant to this Section 4.1(d) may not be reborrowed. As used in this Section 4.1(d) only, the phrase "sells, transfers, assigns or conveys" shall not include
(i) sales or conveyances among Borrower and any Consolidated Subsidiaries, or
(ii) mortgages secured by Real Property.

         (ii) On or before June 24, 1999, Borrower shall be required to prepay the Loans in an amount equal to $450,000,000. In addition, on or before March 24, 2000, Borrower shall be required to prepay the Loans in an additional amount equal to $450,000,000. The Borrower shall immediately make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid. In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 5.2(f). Each such prepayment shall be applied to prepay ratably the Loans of the Lenders.

         (iii) Amounts prepaid pursuant to this Section 4.1(d) may not be reborrowed.

         4.2. Payments.

         (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent or any other Lender shall be made without condition or reservation of right, in immediately available funds, delivered to the Administrative Agent not later than 12:00 noon (New York time) on the date and at the place due, to such account of the Administrative Agent as it may designate, for the account of the Administrative Agent, or such other Lender, as the case may be; and funds received by the Administrative Agent, including, without limitation, funds in respect of any Loans to be made on that date, not later than 12:00 noon (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Administrative Agent for the account of the Lenders, or any of them, shall be paid to them by the Administrative Agent promptly after receipt thereof, in immediately available funds.

         (b) Apportionment of Payments. (i) Subject to the provisions of Section 4.2(b)(v), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Subject to the provisions of Section 4.2(b)(ii), all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied in the following order:

                  (A) to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Chase for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower,

                  (B) to pay all other Obligations then due and payable and

                  (C) as the Borrower so designates.

Unless otherwise designated by the Borrower, all principal payments in respect of Loans shall be applied first, to repay outstanding Base Rate Loans, and then to repay outstanding Eurodollar Rate Loans, with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

         (ii) After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall apply all payments in respect of any Obligations in the following order:

                  (A) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Chase for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                  (B) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

                  (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders;

                  (D) fourth, to pay interest due in respect of Loans;

                  (E) fifth, to the ratable payment or prepayment of principal outstanding on Loans; and

                  (F) sixth, to the ratable payment of all other Obligations.

The order of priority set forth in this Section 4.2(b)(ii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the other Lenders and other Holders as among themselves. The order of priority set forth in clauses (C) through (F) of this Section 4.2(b)(ii) may at any time and from time to time be changed by the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Holder which is not a Lender, or any other Person. The order of priority set forth in clauses (A) and (B) of this Section 4.2(b)(ii) may be changed only with the prior written consent of the Administrative Agent.

         (iii) The Administrative Agent, in its sole discretion subject only to the terms of this Section 4.2(b)(iii), may pay from the proceeds of Loans made to the Borrower hereunder, whether made following a request by the Borrower pursuant to Section 2.1 or a deemed request as provided in this Section 4.2(b)(iii) if the same shall occur prior to December 24, 1998, all amounts payable by the Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, and fees and all reimbursements for expenses pursuant to Section 15.2. The Borrower hereby irrevocably authorizes the Lenders to make Loans, which Loans shall be Base Rate Loans, in each case, upon notice from the Administrative Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from the Borrower, reimbursing expenses pursuant to Section 15.2 and paying any and all other amounts due and payable by the Borrower hereunder or under the Notes, and agrees that all such Loans so made shall be deemed to have been requested by it pursuant to Section
2.1 as of the date of the aforementioned notice. The Administrative Agent shall request Loans on behalf of the Borrower as described in the preceding sentence by notifying the Lenders by facsimile transmission or other similar form of transmission (which notice the Administrative Agent shall thereafter promptly transmit to the Borrower), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Borrower's behalf pursuant to this Section 4.2(b)(iii). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in Section 2.1.

         (iv) Subject to Section 4.2(b)(v), the Administrative Agent shall promptly distribute to each other Lender at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender, or at such other address as a Lender or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

         (v) In the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure and the termi-nation of the Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                  (A) the foregoing provisions of this Section 4.2(b)(v) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to
         Section 5.1(c);

                  (B) a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Loan is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 4.2(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

                  (C) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Loan ("Cure Loans") shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

                  (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 4.2, would be applied to the outstanding Base Rate Loans shall be applied first, ratably to all Base Rate Loans constituting Non Pro Rata Loans, second, ratably to Base Rate Loans other than those constituting Non Pro Rata

      Loans or Cure Loans and, third, ratably to Base Rate Loans constituting Cure Loans.

         (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 5.2(b)(iii), the next preceding Business Day).

         4.3. Promise to Repay; Evidence of Indebtedness.

         (a) Promise to Repay. SDGLP and CPI, jointly and severally, each hereby agrees to pay when due the principal amount of each Loan which is made to either, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. The Borrower shall execute and deliver to each Lender on the Closing Date, a promissory note, in form and substance acceptable to the Administrative Agent and such Lender, evidencing the Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence the Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 15.1, all in form and substance acceptable to the Administrative Agent and the parties to such assignment (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Notes"; and "Note" means any one of the Notes).

         (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes. Notwithstanding the foregoing, the failure by any Lender to maintain a Loan Account shall in no way affect the Borrower's obligations hereunder, including, without limitation, the obligation to repay the Obligations.

         (c) Control Account. The Register maintained by the Administrative Agent pursuant to Section 15.1(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

         (d) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.

         (e) No Recourse to Limited Partners or Certain General Partners. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed that nothing herein or in the Notes shall be construed as creating any liability on any Limited Partner, any General Partner other than CPI, or any partner, officer, shareholder or director of any Limited Partner or any General Partner to pay any of the Obligations other than liability arising from or in connection with (i) fraud or (ii) the misappropriation or misapplication of proceeds of the Loans; but nothing contained in this Section 4.3(e) shall be construed to prevent the exercise of any remedy allowed to the Administrative Agent or the Lenders by law or by the terms of this Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or any General Partner to pay money.

                                    ARTICLE V
                                INTEREST AND FEES

         5.1. Interest on the Loans and other Obligations.

         (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 5.1(d), as follows:

         (i) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) the then Applicable Margin for Base Rate Loans; and

                  (ii) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (B) the then Applicable Margin for Eurodollar Rate Loans.

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Administrative Agent; provided, however, the Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing and further provided that, from and after the occurrence of an Event of Default or a Potential Event of Default, each Eurodollar Rate Loan then outstanding may, at the Administrative Agent's option, convert to a Base Rate Loan. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

         (b) Interest Payments. (i) Interest accrued on each Loan shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Loan, and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

         (ii) Interest accrued on the principal balance of all other Obligations shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (c) Conversion or Continuation. (i) The Borrower shall have the option
(A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this Section 5.1(c) shall be in a minimum amount of $5,000,000 and in integral multiples of $100,000 in excess of that amount, except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

         (ii) To convert or continue a Loan under Section 5.1(c)(i), the Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/ Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/ continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 5.1(c)(ii), if the Borrower confirms such notice by delivery of the Notice of Conversion/Continuation to the Administrative Agent by facsimile transmission promptly, but in no event later than 3:00 p.m. (New York time) on the same day. Promptly after receipt of a Notice of Conversion/ Continuation under this Section 5.1(c)(ii) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed conversion/ continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) given pursuant to this Section 5.1(c)(ii) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith. In the event no Notice of Conversion/Continuation is delivered as and when specified in this Section 5.1(c)(ii) with respect to outstanding Eurodollar Rate Loans, upon the expiration of the Interest Period applicable thereto, such Loans shall automatically be continued as Eurodollar Rate Loans with a Eurodollar Interest Period of thirty (30) days; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of
Section 5.2 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing.

         (d) Default Interest. Notwithstanding the rates of interest specified in Section 5.1(a) or elsewhere in this Agreement, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and other Obligations shall bear interest at a rate equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) four percent (4.0%) per annum.

         (e) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded.

         (f) Eurodollar Rate Information. Upon the reasonable request of the Borrower from time to time, the Administrative Agent shall promptly provide to the Borrower such information with respect to the applicable Eurodollar Rate as may be so requested.

         5.2. Special Provisions Governing Eurodollar Rate Loans.

         (a) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be in a minimum principal amount of $5,000,000 and in integral multiples of $100,000 in excess of that amount.

         (b) Determination of Eurodollar Interest Period. By giving notice as set forth in Section 2.1(b) (with respect to a Borrowing of Eurodollar Rate Loans), or Section 5.1(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provisions of this Section 5.2, to select an interest period (each, an "Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

                  (i) The Borrower may only select, as to a particular Borrowing of Eurodollar Rate Loans, an Interest Period (each, a "Eurodollar Interest Period") of one, two, three or six months in duration, or, with the prior written consent of the Lenders, a shorter or longer duration, provided, however, that in order to facilitate the sale of assets and the repayment of Indebtedness, no more frequently than twelve (12) times in any twelve (12) month period, the Borrower may select a Eurodollar Interest Period of less than one month in duration;

                  (ii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

                  (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

                  (iv) The Borrower may not select a Eurodollar Interest Period as to any Loan if such Euro-dollar Interest Period terminates later than the Termination Date;

                  (v) The Borrower may not select a Eurodollar Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal; and

                  (vi) There shall be no more than [twelve (12)] Interest Periods in effect at any one time with respect to Eurodollar Rate Loans.

         (c) Determination of Eurodollar Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

         (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before a Eurodollar Interest Rate Determination Date:

                  (i) the Administrative Agent is advised by the Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered by the Reference Bank in the London interbank market for such Eurodollar Interest Period; or

                  (ii) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

                  (iii) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

         (e) Illegality. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

         (ii) When notice is given by a Lender under Section 5.2(e)(i), (A) the Borrower's right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

         (iii) If at any time after a Lender gives notice under Section 5.2(e)(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

         (f) Compensation. In addition to all amounts required to be paid by the Borrower pursuant to Section 5.1 and Article XIII, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of Applicable Margin on the relevant Loans) which that Lender may sustain
(i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 5.1(c), including, without limitation, pursuant to Section 5.2(d), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including, without limitation, mandatorily pursuant to Section 4.1(d)) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 5.2(d), or (iv) as a consequence of any failure by the Borrower to repay a Eurodollar Rate Loan when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

         (g) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections
4.2 or 5.2(f) or Article XIII as a
result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and
(ii) such claim would have arisen even if such transfer had not occurred.

         (h) Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

         (i) Adjusted Eurodollar Rate. Any failure by any Lender to take into account the Eurodollar Reserve Percent age when calculating interest due on Eurodollar Rate Loans shall not constitute, whether by course of dealing or otherwise, a waiver by such Lender of its right to collect such amount for any future period.

         5.3. Fees.

         (a) Facility Fee. Borrower shall pay to the Administrative Agent, for the account of the Lenders based on their respective Pro Rata Shares, a fee (the "Facility Fee"), accruing at a per annum rate equal to the then applicable Facility Fee Percentage on the Maximum Credit Amount (whether or not the same shall be drawn in full), such fee being payable monthly, in arrears, commencing on the first day of the month next succeeding the Closing Date and on the first day of each month thereafter. Notwithstanding the foregoing, in the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement, (A) such Lender shall not be entitled to any portion of the Facility Fee with respect to its Commitment until such failure has been cured in accordance with Section 4.2(b)(v)(B) and (B) until such time, the Facility Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Loan, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the outstanding principal amount of the Loans owing to such performing Lenders.

         (b) Intentionally Omitted.

         (c) Calculation and Payment of Fees. All fees shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Administrative Agent at its office in New York, New York in immediately available funds. All fees shall be fully earned and nonrefundable when paid. All fees due to any other Lender, including, without limitation, those referred to in this Section 5.3, shall bear interest, if not paid when due, at the interest rate specified in Section 5.1(d) and shall constitute Obligations.


                                    ARTICLE VI
                               CONDITIONS TO LOANS

         6.1. Conditions Precedent to the Initial Loans. The obligation of each Lender on the Initial Funding Date to make any Loan requested to be made by it shall be subject to the satisfaction of all of the following conditions precedent:

         (a) Documents. The Administrative Agent shall have received on or before the Initial Funding Date all of the following:

                  (i) this Agreement, the Notes, and, to the extent not otherwise specifically referenced in this Section 6.1(a), all other Loan Documents and agreements, documents and instruments described in the List of Closing Documents attached hereto as EXHIBIT E and made a part hereof, each duly executed and in recordable form, where appropriate, and in form and substance satisfactory to the Administrative Agent; without limiting the foregoing, the Borrower hereby directs its legal counsel to prepare and deliver to the Agents, the Lenders, and Skadden, Arps, Slate, Meagher & Flom LLP the legal opinions referred to in such List of Closing Documents; and

                  (ii) such additional documentation as the Administrative Agent may reasonably request.

     (b) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which is likely to
(i) enjoin, prohibit or restrain the making of the Loans on the Initial Funding Date or (ii) impose or result in the imposition of a Material Adverse Effect.

     (c) No Change in Condition. No change in the business, assets, management, operations, financial condition or prospects of the Borrower or any of its Properties shall have occurred since June 30, 1998, which change, in the judgment of the Administrative Agent, will have or is reasonably likely to have a Material Adverse Effect.

     (d) Interim Liabilities and Equity. Except as disclosed to the Lenders, since June 30, 1998, neither the Borrower nor the Company shall have (i) entered into any material (as determined in good faith by the Administrative Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrower's business, (ii) declared or paid any dividends or other distributions,
(iii) established compensation or employee benefit plans, or (iv) redeemed or issued any equity Securities.

     (e) No Loss of Material Agreements and Licenses. Since June 30, 1998, no agreement or license relating to the business, operations or employee relations of the Borrower or any of its Properties shall have been terminated, modified, revoked, breached or declared to be in default, the termination, modification, revocation, breach or default under which, in the reasonable judgment of the Administrative Agent, would result in a Material Adverse Effect.

     (f) No Market Changes. Since June 30, 1998, no material adverse change shall have occurred in the conditions in the capital markets or the market for loan syndications generally.

     (g) No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the Loans.

     (h) Representations and Warranties. All of the representations and warranties contained in Section 7.1 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Initial Funding Date.

     (i) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the accounts of the Agents and the other Lenders, as applicable, all fees due and payable on or before the Initial Funding Date and all expenses due and payable on or before the Initial Funding Date, including, without limitation, reasonable attorneys' fees and expenses, and other costs and expenses incurred in connection with the Loan Documents.

    6.2. Conditions Precedent to All Subsequent Loans. The obligation of each Lender to make any Loan requested to be made by it on any date after the Initial Funding Date is subject to the following conditions precedent as of each such date:

     (a) Representations and Warranties. As of such date, both before and after giving effect to the Loans to be made on such date, all of the representations and warranties of the Borrower contained in Section 7.1 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

     (b) No Defaults. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loan.

     (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from such Lender notice that, in the judgment of such Lender, litigation is pending or threatened which is likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, such Lender's making of the requested Loan.

     (d) No Material Adverse Effect. The Borrower has not received written notice from the Requisite Lenders that an event has occurred since the date of this Agreement which has had and continues to have, or is reasonably likely to have, a Material Adverse Effect.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to a Loan or a Notice of Conversion/Continuation with respect to any Loan, each acceptance by the Borrower of the proceeds of each Loan made, converted or continued hereunder, shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Loan, and the date of conversion or continuation, that all the conditions contained in this Section 6.2 have been satisfied or waived in accordance with Section 15.7.


                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

    7.1. Representations and Warranties of the Borrower. In order to induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower described herein, the Borrower hereby represents and warrants to each Lender that the following statements are true, correct and complete:

     (a) Organization; Powers. (i) SDGLP (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect,
(C) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in each state in which failure to do so would have a Material Adverse Effect, (D) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and (E) is a partnership for federal income tax purposes.

    (ii) CPI (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has all requisite corporate power and authority to own and operate its Property and to conduct its business as presently conducted.

   (iii) The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

    (iv) SD (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

     (v) True, correct and complete copies of the Organizational Documents identified on SCHEDULE 7.1-A have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent set forth indicated therein and, to the best of the Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

    (vi) Neither the Borrower, the Company nor any of their Affiliates are "foreign persons" within the meaning of Section 1445 of the Internal Revenue Code.

     (b) Authority. (i) Each General Partner has the requisite power and authority to execute, deliver and perform this Agreement on behalf of SDGLP and each of the other Loan Documents which are required to be executed on behalf of SDGLP as required by this Agreement. Each General Partner is the Person who has executed this Agreement and such other Loan Documents on behalf of SDGLP and are the sole general partners of SDGLP.

    (ii) CPI has the requisite corporate power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party.

   (iii) The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by SDGLP and to which SDGLP is a party and the consummation of the transactions contemplated thereby are within SDGLP's partnership powers, have been duly authorized by all necessary partnership action (and, in the case of the General Partners acting on behalf of SDGLP in connection therewith, all necessary corporate action of such General Partner) and such authorization has not been rescinded. No other partnership or corporate action or proceedings on the part of SDGLP or either General Partner is necessary to consummate such transactions.

    (iv) The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by CPI and to which CPI is a party and the consummation of the transactions contemplated thereby are within CPI's corporate powers, have been duly authorized by all necessary corporate action and such authorization has not been rescinded. No other corporate action or proceeding on the part of CPI is necessary to consummate such transactions.

     (v) Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the Company, the Borrower and the Borrower's Subsidiaries on or before the Initial Funding Date have been performed or complied with, and no Potential Event of Default, Event of Default or breach of any covenant by any of the Company, the Borrower or any Subsidiary of the Borrower exists thereunder.

     (c) Subsidiaries; Ownership of Capital Stock and Partnership Interests. (i)
SCHEDULE 7.1-C (A) contains a diagram indicating the corporate structure of the Company, the Borrower, and any other Person in which the Company or the Borrower holds a direct or indirect partnership, joint venture or other equity interest indicating the nature of such interest with respect to each Person included in such diagram; and (B) accurately sets forth (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and
(2) the authorized, issued and outstanding shares or interests of each class of Securities of the Company, the Borrower and the Subsidiaries of the Borrower and the owners of such shares or interests. None of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Securities Options) outstanding with respect to such Securities, except as noted on SCHEDULE 7.1-C. The outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid and nonassessable and the outstanding Securities of the Borrower and its Subsidiaries are duly authorized and validly issued. Attached hereto as part of SCHEDULE 7.1-C is a true, accurate and complete copy of the Borrower Partnership Agreement as in effect on the Closing Date and such Partnership Agreement has not been amended, supplemented, replaced, restated or otherwise modified in any respect since the Closing Date.

    (ii) Except where failure may not have a Material Adverse Effect on the Borrower, each Subsidiary: (A) is a corporation or partnership, as indicated on
SCHEDULE 7.1-C, duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would limit its ability to use the courts of such jurisdiction to enforce Contractual Obligations to which it is a party, and (C) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

     (d) No Conflict. The execution, delivery and performance of each of the Loan Documents to which the Borrower is a party do not and will not (i) conflict with the Organizational Documents of the Borrower or any Subsidiary of the Borrower, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Borrow-er, the General Partners, any Limited Partner, any Subsidiary of the Borrower, or any general or limited partner of any Subsidiary of the Borrower, or require termination of any such Contractual Obligation which may subject the Administrative Agent or any of the other Lenders to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower, any General Partner, any Limited Partner, any Subsidiary of the Borrower, or any general partner or limited partner of any Subsidiary of the Borrower, or (iv) require any approval of shareholders of the Company or any general partner (or equity holder of any general partner) of any Subsidiary of the Borrower.

     (e) Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which the Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

     (f) Governmental Regulation. Neither the Borrower nor either General Partner is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by this Agreement.

     (g) Financial Position. Complete and accurate copies of the following financial statements and materials have been delivered to the Administrative
Agent: (i) annual audited financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 1997, and (ii) quarterly financial statements for the Borrower and its Subsidiaries for the fiscal quarter ending June 30, 1998. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the Borrower and its Subsidiaries as at the respective dates thereof. Neither the Borrower nor any of its Subsidiaries has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its audited financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

         (h) Indebtedness. Schedule 7.1-H sets forth, as of June 30, 1998, all Indebtedness for borrowed money of each of the Borrower, Company and their respective Subsidiaries and, except as set forth on Schedule 7.1-H, there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness (except for the repayment of certain Indebtedness) since June 30, 1998.

         (i) Litigation; Adverse Effects. Except as set forth in Schedule 7.1-I, as of the Closing Date, there is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrower, threatened against the Company, the Borrower, or any of their respective Subsidiaries, or any Property of any of them (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which will or is reasonably likely to result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Company and the Borrower. None of the Company, the Borrower or any Subsidiary of the Borrower is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

         (j) No Material Adverse Effect. Since June 30, 1998, there has occurred no event which has had or is reasonably likely to have a Material Adverse Effect.

         (k) Tax Examinations. The IRS has examined (or is foreclosed from examining by applicable statutes) the federal income tax returns of any of the Company's, SDGLP's or its Subsidiaries' predecessors in interest with respect to the Projects for all tax periods prior to and including the taxable year ending December 31, 1990 and the appropriate state Governmental Authority in each state in which the Company's, SDGLP's or its Subsidiaries' predecessors in interest with respect to the Projects were required to file state income tax returns has examined (or is foreclosed from examining by applicable statutes) the state income tax returns of any of such Persons with respect to the Projects for all tax periods prior to and including the taxable year ending December 31, 1990. All deficiencies which have been asserted against such Persons as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in the financial statements of such Persons to the extent, if any, required by GAAP. No such Person has taken any reporting positions for which it does not have a reasonable basis nor anticipates any further material tax liability with respect to the years which have not been closed pursuant to applicable law.

         (l) Payment of Taxes. All tax returns, reports and similar statements or filings of each of the Persons described in Section 7.1(k), the Company, the Borrower and its Subsidiaries required to be filed have been timely filed, and, except for Customary Permitted Liens, all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.4 and

(ii) such taxes, assessments, fees and other charges of Governmental Authorities pertain to Property of the Borrower or any of its Subsidiaries and the non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. All other taxes (including, without limitation, real estate taxes), assessments, fees and other governmental charges upon or relating to the respective Properties of the Borrower and its Subsidiaries which are due and payable have been paid, except for Customary Permitted Liens and except to the extent described in clauses (i) and (ii) hereinabove. The Borrower has no knowledge of any proposed tax assessment against the Borrower, any of its Subsidiaries, or any of the Projects that will have or is reasonably likely to have a Material Adverse Effect.

         (m) Performance. Neither the Company, the Borrower nor any of their Affiliates has received any notice, citation or allegation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any of its Properties is in violation of any Requirements of Law or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or is not reasonably likely to have a Material Adverse Effect.

         (n) Disclosure. The representations and warranties of the Borrower contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Borrower has not intentionally withheld any fact from the Administrative Agent or the other Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, the Lenders acknowledge that the Borrower shall not have liability under this clause (n) with respect to its projections of future events.

         (o) Requirements of Law. The Borrower and each of its Subsidiaries is in compliance with all Requirements of Law applicable to it and its respective businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

         (p) Environmental Matters.

              (i) Except as disclosed on Schedule 7.1-P:

                  (A) the operations of the Borrower, each of its Subsidiaries, and their respective Properties comply with all applicable Environmental, Health or Safety Requirements of Law;

                  (B) the Borrower and each of its Subsidiaries have obtained all material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and the holder of each such Permit is currently in compliance with all terms and conditions of such Permits;

                  (C) none of the Borrower or any of its Subsidiaries or any of their respective present or past Property or operations are subject to or are the subject of any investigation, judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement or settlement respecting (I) any Environmental, Health or Safety Requirements of Law, (II) any Remedial Action, (III) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (IV) any violation of or liability under any Environmental, Health or Safety Requirement of Law;

                  (D) none of Borrower or any of its Subsidiaries has filed any notice under any applicable Requirement of Law (I) reporting a Release of a Contaminant; (II) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (III) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law;

                  (E) none of the Borrower's or any of its Subsidiaries' present or past Property is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response
Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                  (F) neither the Borrower nor any of its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list;

                  (G) to the best of Borrower's knowledge, there is not now, and to Borrower's knowledge there has never been on or in any Project (I) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; (II) any landfill, waste pile, or surface impoundment; (III) any underground storage tanks the presence or use of which is or, to Borrower's knowledge, has been in violation of applicable Environmental, Health or Safety Requirements of Law, (IV) any asbestos-containing material which such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect; or (V) any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment which such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect;

                  (H) neither the Borrower nor any of its Subsidiaries has received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                  (I) neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;

                  (J) no Environmental Lien has attached to any Property of the Borrower or any Subsidiary of the Borrower;

                  (K) no Property of the Borrower or any Subsidiary of the Borrower is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrower and/or such Subsidiary whose Property is subject thereto has fully complied with the requirements of such acts; and

                  (L) neither the Borrower nor any of its Subsidiaries owns or operates, or, to Borrower's knowledge has ever owned or operated, any underground storage tank, the presence or use of which is or has been in violation of applicable Environmental, Health or Safety Requirements of Law, at any Project.

                  (ii) the Borrower and each of its Subsidiaries are conducting and will continue to conduct their respective businesses and operations and maintain each Project in compliance with Environmental, Health or Safety Requirements of Law and no such Person has been, and no such Person has any reason to believe that it or any Project will be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect.

                  (q) ERISA. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Plan or Multiemployer Plan other than those listed on Schedule 7.1-Q hereto. Each such Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under
Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed in SCHEDULE 7.1-Q, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Borrower and each of its Subsidiaries is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer

Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan and furnished to the Administrative Agent is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on
Schedule 7.1-Q, neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

                  (r) Securities Activities. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (s) Solvency. After giving effect to the Loans to be made on the Initial Funding Date or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to the Borrower's instructions, the Borrower is Solvent.

                  (t) Insurance. Schedule 7.1-T accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective

Property and assets and business of the Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and
(v) the expiration date thereof. The Borrower has delivered to the Administrative Agent copies of all insurance policies set forth on SCHEDULE 7.1-T. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of Section 9.5 hereof and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective Property and assets of the Borrower and/or its Subsidiaries.

               (u) REIT Status. The Company qualifies as a REIT under the Internal Revenue Code. CPI qualifies as a REIT under the Internal Revenue Code.

               (v) Ownership of Projects, Minority Holdings and Property. Ownership of substantially all wholly-owned Projects, Minority Holdings and other Property of the Consolidated Businesses is held by the Borrower and its Subsidiaries and is not held directly by any General Partner.

               (w) Year 2000 Compliance. The Borrower has commenced a comprehensive review and assessment of the Borrower's computer applications and commenced inquiry of the Borrower's key suppliers, vendors, and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date sensitive functions after December 31,
1999) and, based on that review and inquiry, the Borrower does not believe that the year 2000 problem will result in a Material Adverse Effect. The Borrower anticipates that it will complete such review, assessment and inquiry on or before June 30, 1999.


                                  ARTICLE VIII
                               REPORTING COVENANTS

                  The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 15.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:

      8.1 Borrower Accounting Practices. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements and reports described below shall be prepared from such system and records and in form satisfactory to the Administrative Agent.

      8.2 Financial Reports. The Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders:

      (a) Quarterly Reports.

      (i) Borrower Quarterly Financial Reports. As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), a consolidated balance sheet of the Borrower and the related consolidated statements of income and cash flow of the Borrower (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, in each case in form and substance satisfactory to the Administrative Agent and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by an Authorized Financial Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal quarterly adjustments.

     (ii) Company Quarterly Financial Reports. As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), the Financial Statements of the Company, the Borrower and its Subsidiaries on Form 10-Q as at the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding period of the previous Fiscal Year, certified by an Authorized Financial Officer of the Company as fairly presenting the consolidated and consolidating financial position of the Company, the Borrower and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

     (iii) Quarterly Compliance Certificates. Together with each delivery of any quarterly report pursuant to paragraph (a)(i) of this Section 8.2, the Borrower shall deliver Officer's Certificates of the Borrower and the Company (the "Quarterly Compliance Certificates"), signed by the Borrower's and the Company's respective Authorized Financial Officers representing and certifying that (1) the Authorized Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Company, the Borrower and its Subsidiaries, during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the General Partners and/or the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) the calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Articles IX and X and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower's outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Combined EBITDA, (5) a schedule of Unencumbered Combined EBITDA, (6) calculations, in the form of EXHIBIT G attached hereto, evidencing compliance with each of the financial covenants set forth in Article X hereof, and (7) a schedule of the estimated taxable income of the Borrower for such fiscal quarter.

     (iv) Hedging Status Report. The Borrower shall deliver, within fifty (50) days after the end of each fiscal quarter of each Fiscal Year, a written report which sets forth the details of the "Interest Rate Hedges" required under Section 9.9.

       (b)  Annual Reports.

       (i) Borrower Financial Statements. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, (i) the Financial Statements of the Borrower and its Subsidiaries as at the end of such Fiscal Year, (ii) a report with respect thereto of Arthur Andersen & Co. or other independent certified public accountants acceptable to the Administrative Agent, which report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of each of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Arthur Andersen & Co. or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements), and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the General Partners or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements (which letter or report shall be subject to the confidentiality limitations set forth herein). The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Borrower, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

       (ii) Company Financial Statements. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, (i) the Financial Statements of the Company and its Subsidiaries on Form 10-K as at the end of such Fiscal Year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements of the Company and its Subsidiaries for the prior Fiscal Year; (ii) a report with respect thereto of Arthur Andersen & Co. or other independent certi-fied public accountants acceptable to the Administrative Agent, which report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of each of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Arthur Andersen & Co. or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements)(which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements. The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

       (iii) Annual Compliance Certificates. Together with each delivery of any annual report pursuant to clauses (i) and (ii) of this Section 8.2(b), the Borrower shall deliver Officer's Certificates of the Borrower and the Company (the "Annual Compliance Certificates" and, collectively with the Quarterly Compliance Certificates, the "Compliance Certificates"), signed by the Borrower's and the Company's respective Authorized Financial Officers, representing and certifying that (1) the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the General Partners, the Borrower and its Subsidiaries, during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the General Partners and/or the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) the calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Articles IX and X and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower's outstanding Indebtedness including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Combined EBITDA, (5) a schedule of Unencumbered Combined EBITDA, (6) calculations, in the form of EXHIBIT G attached hereto, evidencing compliance with each of the financial covenants set forth in Article X hereof, and (7) a schedule of the estimated taxable income of the Borrower for such fiscal year.

       (iv) Tenant Bankruptcy Reports. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, the Borrower shall deliver a written report, in form reasonably satisfactory to the Administrative Agent, of all bankruptcy proceedings filed by or against any tenant of any of the Projects, which tenant occupies 3% or more of the gross leasable area in the Projects in the aggregate. The Borrower shall deliver to the Administrative Agent and the Lenders, immediately upon the Borrower's learning thereof, of any bankruptcy proceedings filed by or against, or the cessation of business or operations of, any tenant of any of the Projects which tenant occupies 3% or more of the gross leasable area in the Projects in the aggregate.

        (v) Property Reports. When reasonably requested by the Administrative Agent or any Lender, a rent roll, tenant sales report and income statement with respect to any Project.

       (vi) Retained Properties. Notwithstanding anything contained in this Agreement to the contrary, CPI will retain ownership of the Retained Properties, or, if CPI shall elect to sell or otherwise transfer any of the Retained Properties, it shall retain any and all proceeds received in connection therewith, and will not contribute any portion thereof to SDGLP or any other entity or distribute any portion thereof to any of its shareholders.

      8.3 Events of Default. Promptly upon the Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Administrative Agent has given any notice with respect to a claimed Event of Default or Potential Event of Default under this Agreement; or (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.1(e), the Borrower shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrower has taken, is taking and proposes to take with respect thereto.

      8.4 Lawsuits. (i) Promptly upon the Borrower's obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries not previously disclosed pursuant to Section 7.1(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $1,000,000 or more and is not covered by Borrower's insurance, the Borrower shall give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; (ii) as soon as practicable and in any event within fifty (50) days after the end of each fiscal quarter of the Borrower, the Borrower shall provide a written quarterly report to the Administrative Agent and the Lenders covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries not previously disclosed by the Borrower to the

Administrative Agent and the Lenders, and shall provide such other information at such time as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 8.4, the Borrower upon request of the Administrative Agent or the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) or (ii) above and provide such other information as may be reasonably available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

         8.5. Insurance. As soon as practicable and in any event by January 1st of each calendar year, the Borrower shall deliver to the Administrative Agent and the Lenders (i) a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (ii) evidence that all premiums with respect to such coverage have been paid when due.

         8.6. ERISA Notices. The Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (a) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (b) within fifteen (15) Business Days after the Borrower knows or has reason to know that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                  (c) within fifteen (15) Business Days after the filing of the same with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Plan;

                  (d) within fifteen (15) Business Days after receipt by the Borrower or any ERISA Affiliate of each actuarial report for any Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                  (e) within fifteen (15) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate with respect to such request;

                  (f) within fifteen (15) Business Days after the occurrence any material increase in the benefits of any existing Plan or Multiemployer Plan or the establishment of any new Plan or the commencement of contributions to any Plan or Multiemployer Plan to which the Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

                  (g) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer a Plan, copies of each such notice;

                  (h) within fifteen (15) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

                  (i) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives no-tice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                  (j) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

                  (k) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, notification of such termination, intention to terminate, or institution of proceedings.

For purposes of this Section 8.6, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the "Administrator" of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

         8.7. Environmental Notices. The Borrower shall notify the Administrative Agent and the Lenders in writing, promptly upon any representative of the Borrower or other employee of the Borrower responsible for the environmental matters at any Property of the Borrower learning thereof, of any of the following (together with any material documents and correspondence received or sent in connection therewith):

                  (a) notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment, if such liability would result in a Material Adverse Effect;

                  (b) notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any

         Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment;

                  (c) notice that any Property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien if the claim to which such Environmental Lien relates would result in a Material Adverse Effect;

                  (d) notice of violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law;

                  (e) any condition which might reasonably result in a violation by the Borrower or any Subsidiary of the Borrower of any Environmental, Health or Safety Requirement of Law, which violation would result in a Material Adverse Effect;

                  (f) commencement or threat of any judicial or administrative proceeding alleging a violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law, which would result in a Material Adverse Effect;

                  (g) new or proposed changes to any existing Environmental, Health or Safety Requirement of Law that could result in a Material Adverse Effect; or

                  (h) any proposed acquisition of stock, assets, real estate, or leasing of Property, or any other action by the Borrower or any of its Subsidiaries that could subject the Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs which could result in a Material Adverse Effect.

         8.8. Labor Matters. The Borrower shall notify the Administrative Agent and the Lenders in writing, promptly upon the Borrower's learning thereof, of any labor dispute to which the Borrower or any of its Subsidiaries may become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons' and other facilities) which could result in a Material Adverse Effect.

         8.9. Notices of Asset Sales and/or Acquisitions. The Borrower shall deliver to the Administrative Agent and the Lenders written notice of each of the following upon the occurrence thereof: (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, for consideration in excess of $50,000,000, (b) an acquisition of assets, in a single transaction or series of related transactions, for consideration in excess of $50,000,000, and (c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions, in connection with Indebtedness aggregating an amount in excess of $50,000,000.

         8.10. Tenant Notifications. The Borrower shall promptly notify the Administrative Agent upon obtaining knowledge of the bankruptcy or cessation of operations of any tenant to which greater than 3% of the Borrower's share of consolidated minimum rent is attributable.

         8.11. Other Reports. The Borrower shall deliver or cause to be delivered to the Administrative Agent and the other Lenders copies of all financial statements, reports, notices and other materials, if any, sent or made available generally by any General Partner and/or the Borrower to its respective Securities holders or filed with the Commission, all press releases made available generally by any General Partner and/or the Borrower or any of its Subsidiaries to the public concerning material developments in the business of any General Partner, the Borrower or any such Subsidiary and all notifications received by the General Partners, the Borrower or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

         8.12. Other Information. Promptly upon receiving a request therefor from the Administrative Agent, the Borrower shall prepare and deliver to the Administrative Agent and the other Lenders such other information with respect to either General Partner, the Borrower, or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent.

                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 15.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

         9.1. Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence or existence as a limited partnership or joint venture, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

         9.2. Powers; Conduct of Business. The Borrower shall remain qualified, and shall cause each of its Subsidiaries to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing.

         9.3. Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain and maintain as needed all Permits necessary for its operations (including, without limitation, the operation of the Projects) and maintain such Permits in good standing, except where noncompliance with either clause (a) or (b) above is not reasonably likely to have a Material Adverse Effect; provided, however, that the Borrower shall, and shall cause each of its Subsidiaries to, comply with all Environmental, Health or Safety Requirements of Law affecting such Person or the business, Property, assets or operations of such Person.

         9.4. Payment of Taxes and Claims. (a) The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon, and (ii) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 10.3 or a Customary Permitted Lien for property taxes and assessments not yet due upon any of the Borrower's or any of the Borrower's Subsidiaries' Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, fees and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         9.5. Insurance. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 7.1-U or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agent. All such policies and programs shall be maintained with insurers reasonably acceptable to the Administrative Agent.

         9.6. Inspection of Property; Books and Records; Discussions. The Borrower shall permit, and cause each of its Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or other Lender to visit and inspect any of the Projects or inspect the MIS of the Borrower or any of its Subsidiaries which relates to the Projects, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all with a representative of the Borrower present, upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection shall be at such visitor's expense. The Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects on its MIS and otherwise proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

    9.7. ERISA Compliance. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

    9.8. Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair and in a businesslike manner, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same in a businesslike manner; provided, however, that such Property may be altered or renovated in the ordinary course of business of the Borrower or such applicable Subsidiary. Without any limitation on the foregoing, the Borrower shall maintain the Projects in a manner such that each Project can be used in the manner and substantially for the purposes such Project is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary Permits for such Project.

    9.9. Hedging Requirements. The Borrower shall maintain "Interest Rate Hedges" (as defined below) on a notional amount of Indebtedness of the Borrower and its Subsidiaries which, when added to the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries which bears interest at a fixed rate, equals or exceeds 75% of the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries. "Interest Rate Hedges" shall mean interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements having terms, conditions and tenors reasonably acceptable to the Administrative Agent entered into by the Borrower and/or its Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower and/or such Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

    9.10. Company Status. CPI shall at all times (1) remain a publicly traded company listed on the New York Stock Exchange or other national stock exchange;
(2) maintain its status as a REIT under the Internal Revenue Code, (3) retain direct or indirect management and control of SDGLP, and (4) own, directly or indirectly, no less than ninety-nine percent (99%) of the equity Securities of SD (or any other General Partner of SDGLP).

    9.11. Ownership of Projects, Minority Holdings and Property. The ownership of substantially all wholly-owned Projects, Minority Holdings and other Property of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries and shall not be held directly by any General Partner.


                                   ARTICLE X
                               NEGATIVE COVENANTS

         Borrower covenants and agrees that it shall comply with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 15.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

   10.1. Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Indebtedness which, when aggregated with Indebtedness of the General Partners, the Borrower or any of their respective Subsidiaries and Minority Holdings Indebtedness allocable in accordance with GAAP to the Borrower or any Subsidiary of the Borrower as of the time of determination, would not exceed (i) sixty percent (60%) of Capitalization Value as of the date of incurrence, or (ii) in the case of Secured Indebtedness of the Consolidated Businesses and the Borrower's proportionate share of Secured Indebtedness of its Minority Holdings, fifty-five percent (55%) of the Capitalization Value. In addition, neither the Borrower nor any of its Subsidiaries shall incur, directly or indirectly, Indebtedness for borrowed money from any of the General Partners, unless such Indebtedness is unsecured and expressly subordinated to the payment of the Obligations.

   10.2. Sales of Assets. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so which would result in a Material Adverse Effect.

   10.3. Liens. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Property, except:

              (a) Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Borrower pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $100,000 for any Project;

              (b) Liens securing permitted Secured Indebtedness; and

              (c) Customary Permitted Liens.

            10.4. Investments. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

              (a) Investments in Cash Equivalents;

              (b) Subject to the limitations of clause (e) below, Investments in the Borrower's Subsidiaries, the Borrower's Affiliates and the Management Company;

              (c) Investments in the form of advances to employees in the ordinary course of business; provided that the aggregate principal amount of all such advances at any time outstanding shall not exceed $1,000,000;

              (d) Investments received in connection with the bankruptcy or reorganization of suppliers and lessees and in settlement of delinquent obliga-tions of, and other disputes with, lessees and suppliers arising in the ordinary course of business;

              (e) Investments (i) in any individual Project (other than Mall of America), which when combined with like Investments of the General Partners in such Project, do not exceed ten percent (10%) of the Capitalization Value after giving effect to such Investments of the Borrower or (ii) in a single Person owning a Project or Property, or a portfolio of Projects or Properties, which when combined with like Investments of the General Partners in such Person, do not exceed thirty-three percent (33%) of the Capitalization Value after giving effect to such Investments of the Borrower, it being understood that no Investment in any individual Person will be permitted if the Borrower's allocable share of the Investment of such Person in any individual Project would exceed the limitation described in clause (i) hereinabove.

   10.5. Conduct of Business. Neither the Borrower nor any of its Subsidiaries shall engage in any business, enterprise or activity other than (a) the businesses of acquiring, developing, re-developing and managing predominantly retail and mixed use Projects and portfolios of like Projects and (b) any business or activities which are substantially similar, related or incidental thereto.

   10.6. Transactions with Partners and Affiliates. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that determined by the respective Boards of Directors of the General Partners to be less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this Section 10.6 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the Borrower or such Subsidiary, provided that no Event of Default or Potential Event of Default has occurred and is continuing; (b) payment of customary partners' indemnities; or (c) performance of any obligations arising under the Loan Documents.

   10.7. Restriction on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or Property, whether now or hereafter acquired, except in connection with issuance, transfer, conversion or repurchase of limited partnership interests in Borrower. Notwithstanding the foregoing, the Borrower shall be permitted to merge with another Person so long as the Borrower is the surviving Person following such merger.

   10.8. Margin Regulations; Securities Laws. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

   10.9. ERISA. The Borrower shall not and shall not permit any of its Subsidiaries or ERISA Affiliates to:

              (a) engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

              (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Plan, whether or not waived;

              (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

              (d) terminate any Plan which would result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA;

              (e) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

              (f) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

              (g) amend a Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code.

  10.10. Organizational Documents. Neither the General Partners, the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except amendments to effect (a) a change of name of the Borrower or any such Subsidiary, provided that the Borrower shall have provided the Administrative Agent with sixty (60) days prior written notice of any such name change, or (b) changes that would not affect such Organizational Documents in any material manner not otherwise permitted under this Agreement. Notwithstanding the foregoing, however, Simon DeBartolo Group, L.P. may enter into the Sixth Amended and Restated Limited Partnership Agreement thereof substantially in the form previously provided to the Administrative Agent.

  10.11. Fiscal Year. Neither the Company, the Borrower nor any of its Consolidated Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

  10.12. Other Financial Covenants.

     (a) Minimum Combined Equity Value. The Combined Equity Value shall at no time be less than $5,000,000,000.

     (b) Consolidated Interest Coverage Ratio. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of (i) Combined EBITDA to (ii) Combined Interest Expense shall not be less than 1.8 to 1.0.

     (c) Minimum Debt Service Coverage Ratio. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of Combined EBITDA to Combined Debt Service shall not be less than 1.60 to 1.00.

     (d) Minimum Debt Yield. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio (expressed as a percentage) (the "Debt Yield") of (1) Combined EBITDA to (2) Total Adjusted Outstanding Indebtedness (less unrestricted Cash and Cash Equivalents of the Borrower) shall not be less than 13.5%.

     (e) Unencumbered Combined EBITDA to Total Unsecured Outstanding Indebtedness. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio (expressed as a percentage) (the "Unsecured Debt Yield") of (i) the Unencumbered Combined EBITDA to (ii) Total Unsecured Outstanding Indebtedness (less unrestricted Cash and Cash Equivalents of the Borrower) shall not be less than 11%.

     (f) Unencumbered Combined EBITDA to Unsecured Interest Expense. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of (i) the Unencumbered Combined EBITDA to (ii) Unsecured Interest Expense shall not be less than 1.5 to 1.0.

  10.13. Pro Forma Adjustments. In connection with an acquisition of a Project, a Property, or a portfolio of Projects or Properties, by any of the Consolidated Businesses or any Minority Holding (whether such acquisition is direct or through the acquisition of a Person which owns such Property), the financial covenants contained in this Agreement shall be calculated as follows on a pro forma basis (with respect to the pro rata share of the Borrower in the case of an acquisition by a Minority Holding), which pro forma calculation shall be effective until the last day of the fourth fiscal quarter following such acquisition (or such earlier test period, as applicable), at which time actual performance shall be utilized for such calculations.

         (a) Annual EBITDA. Annual EBITDA for the acquired Property shall be deemed to be an amount equal to (i) the net purchase price of the acquired Property (or the Borrower's pro rata share of such net purchase price in the event of an acquisition by a Minority Holding) for the first fiscal quarter following such acquisition, multiplied by 8.25% and (ii) for the succeeding three fiscal quarters, Annual EBITDA shall be deemed the greater of (A) the net purchase price multiplied by 8.25%, or (B) the actual EBITDA from such acquired Property during the period following Borrower's (direct or indirect) acquisition, computed on an annualized basis, provided that such annualized EBITDA shall in no event exceed the final product obtained after multiplying (1) the net purchase price by (2) 1.1, and then by (3) 8.25%.

         (b) Combined EBITDA. The pro forma calculation of Annual EBITDA for the acquired Property shall be added to the calculation of Combined EBITDA.

         (c) Unencumbered Combined EBITDA. If, after giving effect to the acquisition, the acquired Property will not be encumbered by Secured Indebtedness, then the pro forma Annual EBITDA for the acquired Property shall be added to the calculation of Unencumbered Combined EBITDA.

         (d) Secured Indebtedness. Any Indebtedness secured by a Lien incurred and/or assumed in connection with such acquisition of a Property shall be added to the calculation of Secured Indebtedness.

         (e) Total Adjusted Outstanding Indebtedness. Any Indebtedness incurred and/or assumed in connection with such acquisition shall be added to the calculation of Total Adjusted Outstanding Indebtedness.

         (f) Combined Interest Expense. If any Indebtedness is incurred or assumed in connection with such acquisition, then the amount of interest expense to be incurred on such Indebtedness during the period following such acquisition, computed on an annualized basis during the applicable period, shall be added to the calculation of Combined Interest Expense.

         (g) Total Unsecured Outstanding Indebtedness. Any Indebtedness which is not secured by a Lien and which is incurred and/or assumed in connection with such acquisition shall be added to the calculation of Total Unsecured Out standing Indebtedness.

         (h) Unsecured Interest Expense. If any unsecured Indebtedness is incurred or assumed in connection with such acquisition, then the amount of interest expense to be incurred on such Indebtedness during the period following such acquisition, computed on an annualized basis during the applicable period, shall be added to the calculation of Unsecured Interest Expense.

         (i) Debt Yield and Unencumbered Debt Yield. For purposes of calculating Debt Yield and Unencumbered Debt Yield only, non-recourse Indebtedness and completion guarantees incurred for the construction of new Projects shall, until such time as the interest expense associated with such financing need no longer be capitalized in accordance with GAAP, be excluded from the calculation of Total Adjusted Outstanding Indebtedness (provided that recourse Indebtedness and repayment guarantees shall be included in such calculation).


                                   ARTICLE XI
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         11.1. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

         (a) Failure to Make Payments When Due. The Borrower shall fail to pay
(i) when due any principal payment on the Obligations which is due on the Termination Date or pursuant to the terms of Section 2.1(a), Section 2.4, or
Section 4.1(d) or (ii) within five Business Days after the date on which due, any interest payment on the Obligations or any principal payment pursuant to the terms of Section 4.1(a) or (iii) when due, any principal payment on the Obligations not referenced in clauses (i) or (ii) hereinabove.

         (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 8.3, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, or Article X.

         (c) Breach of Representation or Warranty. Any representation or warranty made by the Borrower to the Administrative Agent or any other Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

         (d) Other Defaults. Except as set forth in the next sentence, the Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in paragraphs (a), (b) or (c) of this Section 11.1), or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for twenty (20) days after receipt of written notice from the Administrative Agent thereof. With respect to any failure in the performance of or compliance with the terms of Section 9.9, such failure or noncompliance shall not constitute an Event of Default so long as the Borrower cures such failure or noncompliance within one hundred eighty (180) days after the receipt of written notice from the Administrative Agent thereof.

         (e) Acceleration of Other Indebtedness. Any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any recourse Indebtedness (other than the Obligations) of the Borrower or its Subsidiaries aggregating $30,000,000 or more, and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.

         (i) An involuntary case shall be commenced against any General Partner, the Borrower, or any of its Subsidiaries to which $150,000,000 or more of the Combined Equity Value is attributable, and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any General Partner, the Borrower or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the respective board of directors of any General Partner or Limited Partners of the Borrower or the board of directors or partners of any of the Borrower's Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

         (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any of the General Partners, the Borrower, or any of its Subsidiaries to which $150,000,000 or more of the Combined Equity Value is attributable, or over all or a substantial part of the Property of any of the General Partners, the Borrower or any of such Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of any of the General Partners, the Borrower or any of such Subsidiaries or of all or a substantial part of the Property of any of the General Partners, the Borrower or any of such Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any of the General Partners, the Borrower or any of such Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of any of the General Partners or Limited Partners of the Borrower or the board of directors or partners of any of Borrower's Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

         (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. Any of the General Partners, the Borrower, or any of its Subsidiaries to which $150,000,000 or more of the

Combined Equity Value is attributable, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or any of the General Partners, the Borrower or any of such Subsidiaries shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

         (h) Judgments and Unpermitted Liens.

                  (i) Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any case an amount in excess of $15,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; provided, however, if any such judgment, writ or warrant of attachment or similar process is in excess of $30,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness), the entry thereof shall immediately constitute an Event of Default hereunder.

                  (ii) A federal, state, local or foreign tax Lien is filed against the Borrower which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within fifty (50) days after the filing thereof or the date upon which the Administrative Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the Environmental Lien Claims described in clause (iii) below, equals or exceeds $15,000,000.

                  (iii) An Environmental Lien is filed against any Project with respect to Claims in an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the tax Liens described in clause (ii) above, equals or exceeds $15,000,000.

         (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up; or the Borrower shall other wise dissolve or cease to exist except as specifically permitted by this Agreement.

         (j) Loan Documents. At any time, for any reason, any Loan Document ceases to be in full force and effect or the Borrower seeks to repudiate its obligations thereunder.

         (k) ERISA Termination Event. Any ERISA Termination Event occurs which the Administrative Agent believes could subject either the Borrower or any ERISA Affiliate to liability in excess of $500,000.

         (l) Waiver Application. The plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any ERISA Affiliate to liability in excess of $500,000.

         (m) Intentionally Omitted.

         (n) Certain Defaults Pertaining to the General Partners. The Company shall fail to (i) maintain its status as a REIT for federal income tax purposes,
(ii) continue as a general partner of SDGLP, (iii) maintain ownership of no less than 99% of the equity Securities of any other General Partner of SDGLP, (iv) comply with all Requirements of Law applicable to it and its businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect,
(v) remain listed on the New York Stock Exchange or other national stock exchange, or (vi) file all tax returns and reports required to be filed by it with any Governmental Authority as and when required to be filed or to pay any taxes, assessments, fees or other governmental charges upon it or its Property, assets, receipts, sales, use, payroll, employment, licenses, income, or franchises which are shown in such returns, reports or similar statements to be due and payable as and when due and payable, except for taxes, assessments, fees and other governmental charges (A) that are being contested by the Company in good faith by an appropriate proceeding diligently pursued, (B) for which adequate reserves have been made on its books and records, and (C) the amounts the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

         SD shall fail to (i) continue as the managing general partner of SDGLP except as a result of the CPI Merger, (ii) remain a Subsidiary of the Company,
(iii) comply with all Requirements of Law applicable to it and its businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect, or (iv) file all tax returns and reports required to be filed by it with any Governmental Authority as and when required to be filed or to pay any taxes, assessments, fees or other governmental charges upon it or its Property, assets, receipts, sales, use, payroll, employment, licenses, income, or franchises which are shown in such returns, reports or similar statements to be due and payable as and when due and payable, except for taxes, assessments, fees and other governmental charges (A) that are being contested by SD in good faith by an appropriate proceeding diligently pursued, (B) for which adequate reserves have been made on its books and records, and (C) the amounts the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

         (o) Merger or Liquidation of the General Partners or the Borrower. Subject to Section 14.1, any General Partner shall merge or liquidate with or into any other Person, other than another General Partner, and, as a result thereof and after giving effect thereto, (i) such General Partner is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement. The Borrower shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Borrower is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement.

An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 15.7.

         11.2. Rights and Remedies.

         (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 11.1(f) or 11.1(g), the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

         (b) Rescission. If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 15.7, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

         (c) Enforcement. The Borrower acknowledges that in the event the Borrower or any of its Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Lenders; therefore, the Borrower agrees that the Administrative Agent and the other Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.


                                  ARTICLE XII
                                   THE AGENT

         12.1. Appointment. (a) Each Lender hereby designates and appoints Chase as the Administrative Agent of such Lender under this Agreement, and each Lender hereby irrevocably authorizes Administrative Agent to take such actions on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this Article XII. The Administrative Agent shall administer this Agreement and service the Loans with the same degree of care as the Administrative Agent would use in servicing a loan of similar size and type for its own account.

         (b) The provisions of this Article XII are solely for the benefit of the Administrative Agent and the other Lenders, and neither the Borrower, the General Partners nor any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.7). In performing its respective functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for any General Partner, the Borrower or any Subsidiary of the Borrower. The Administrative Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

         12.2. Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. The Administrative Agent hereby agrees that its duties shall include providing copies of documents received by it from the Borrower which are reasonably requested by any Lender and promptly notifying each Lender in writing upon its obtaining actual knowledge of the occurrence of any Event of Default hereunder. In addition, the Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices (including, without limitation, requests for waivers or modifications) sent or received.

         12.3. Right to Request Instructions. The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents such Agent is permitted or required to take or to grant, and such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, such Agent shall take any action, or refrain from taking any action, which is permitted by the terms of the Loan Documents upon receipt of instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents, provided, that no Holder shall have any right of action whatsoever against the Administrative Agent as a result of such Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

         12.4. Reliance. The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it.

         12.5. Indemnification. To the extent that the Administrative Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent solely in its capacity as Administrative Agent and not as a Lender for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share, unless and to the extent that any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements shall arise as a result of the Administrative Agent's gross negligence or willful misconduct. Such Agent agrees to refund to the Lenders any of the foregoing amounts paid to it by the Lenders which amounts are subsequently recovered by such Agent from the Borrower or any other Person on behalf of the Borrower. The obligations of the Lenders under this Section 12.5 shall survive the payment in full of the Loans and all other Obligations and the termination of this Agreement.

         12.6. Agent Individually. With respect to its Pro Rata Share of the Commitments hereunder, if any, and the Loans made by it, if any, the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Chase in its individual capacity as a Lender or as one of the Requisite Lenders. Chase and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if Chase were not acting as the Administrative Agent pursuant hereto.

         12.7. Successor Agents.

         (a) Resignation and Removal. Any Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty
(30) Business Days' prior written notice to the Borrower and the other Lenders, unless applicable law requires a shorter notice period or that there be no notice period, in which instance such applicable law shall control. The Administrative Agent may be removed at the direction of the Requisite Lenders in the event that the Administrative Agent shall commit gross negligence or willful misconduct in the performance of its duties hereunder. Such resignation or removal shall take effect upon the acceptance by a successor Agent of appointment pursuant to this Section 12.7.

         (b) Appointment by Requisite Lenders. Upon any such resignation or removal becoming effective, the Lenders shall have the right to appoint a successor Administrative Agent selected from among the Lenders.

         (c) Appointment by Retiring Agent. If a successor Administrative Agent shall not have been appointed within the thirty (30) Business Days or shorter period provided in paragraph (a) of this Section 12.7, the retiring Agent shall then appoint a successor Agent who shall serve as Administrative Agent until such time, if any, as the Lenders appoint a successor Agent as provided above.

         (d) Rights of the Successor and Retiring Agents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

         12.8. Relations Among the Lenders. Each Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder with respect to any of the Obligations, without the prior written consent of the Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Commitment except in accordance with Section 11.2(a).


                                  ARTICLE XIII
                                YIELD PROTECTION

         13.1. Taxes.

         (a) Payment of Taxes. Any and all payments by the Borrower hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with Section 4.2, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, (x) the sum payable to such Lender shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this
Section 13.1) such Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) Indemnification. The Borrower will indemnify each Lender against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 13.1 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this Section 13.1 submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Administrative Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this
Section 13.1 in respect of any payments under this Agreement or under the Notes.

         (c) Receipts. Within thirty (30) days after the date of any payment of Taxes by the Borrower, it will furnish to the Administrative Agent, at its address referred to in Section 15.8, the original or a certified copy of a receipt evidencing payment thereof.

         (d) Foreign Bank Certifications. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower and the Administrative Agent on the Closing Date or the date on which such Lender becomes a Lender pursuant to Section 15.1 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (II) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)).

         (ii) Each Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this Section 13.1(d). Each certificate required to be delivered pursuant to this Section 13.1(d)(ii) shall certify as to one of the following:

                  (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

                  (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 13.1(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower; or

                  (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

Each Lender agrees to deliver to the Borrower and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrower and Administrative Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrower that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

         13.2. Increased Capital. If after the date hereof any Lender determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (ii) the amount of such capital is increased by or based upon the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans or other advances made hereunder or the existence of any Lender's obligation to make Loans, then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

         13.3. Changes; Legal Restrictions. If after the date hereof any Lender determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental

Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

                  (a) does or will subject a Lender (or its Applicable Lending Office or Eurodollar Affiliate) to charges (other than taxes) of any kind which such Lender reasonably determines to be applicable to the Commitments of the Lenders to make Eurodollar Rate Loans or change the basis of taxation of payments to that Lender of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans; or

                  (b) does or will impose, modify, or hold applicable, in the determination of a Lender, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or its Commitment or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

         13.4. Replacement of Certain Lenders. In the event a Lender (a "Designee Lender") shall have requested additional compensation from the Borrower under Section 13.2 or under Section 13.3, the Borrower may, at its sole elec-tion, (a) make written demand on such Designee Lender (with a copy to the Administrative Agent) for the Designee Lender to assign, and such Designee Lender shall assign pursuant to one or more duly executed Assignment and Acceptances to one or more Eligible Assignees which the Borrower or the Administrative Agent shall have identified for such purpose, all of such Designee Lender's right and obligations under this Agreement and the Notes (including, without limitation, its Commitment, and all Loans owing to it) in accordance with Section 15.1 or (b) repay all Loans owing to the Designee Lender together with interest accrued with respect thereto to the date of such repayment and all fees and other charges accrued or payable under the terms of this Agreement for the benefit of the Designee Lender to the date of such repayment. Any such repayment and remittance shall be for the sole credit of the Designee Lender and not for any other Lender. Upon delivery of such repayment and remittance in immediately available funds as aforesaid, the Designee Lender shall cease to be a Lender under this Agreement. All expenses incurred by the Administrative Agent in connection with the foregoing shall be for the sole account of the Borrower and shall constitute Obligations hereunder. In no event shall Borrower's election under the provisions of this Section 13.4 affect its obligation to pay the additional compensation required under either Section 13.2 or Section 13.3.


                                  ARTICLE XIV
                                   CPI MERGER

         14.1. The CPI Merger Transactions. The Company has informed the Lenders that promptly after the Closing, it will effect the CPI Merger with CPI, and the Company shall thereafter be known as "SPG Properties, Inc.", and that in connection with the CPI Merger, the shareholders of the Company will receive shares of stock of CPI. At or prior to Closing all or substantially all of CPI's assets (other than the Retained Properties) shall be transferred to SDGLP or one or more of its Subsidiaries. In addition, CPI will thereupon change its name to "Simon Property Group, Inc." ("SPG Inc.") and SDGLP will change its name to "Simon Property Group, L.P.". It is anticipated that from and after the CPI Merger, all or substantially all future business of the combined companies will be conducted by and through Simon Property Group, L.P. and one or more of its Subsidiaries. The Company and CPI have requested that the Lenders consent to the CPI Merger and the transactions contemplated thereby, and the Lenders hereby consent thereto. Accordingly, from and after the CPI Merger, all references herein to the Company shall be deemed to be references to SPG Inc., the new managing general partner of SDGLP.


                                   ARTICLE XV
                                  MISCELLANEOUS

         15.1. Assignments and Participations.

         (a) Assignments. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 15.1. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans) in accordance with the provisions of this Section 15.1.

         (b) Limitations on Assignments. For so long as no Event of Default has occurred and is continuing, each assignment shall be subject to the following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) each such assignment shall be to an Eligible Assignee,
(iii) each such assignment shall be in a minimum amount of $5,000,000, unless to an existing Lender or unless the assigning Lender shall hold less than $5,000,000, in which event such assignment shall be for the balance of the assigning Lender's rights and obligations under this Agreement, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon the occurrence and continuance of an Event of Default, none of the foregoing restrictions on assignments shall apply. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto) and (C) the Borrower shall execute and deliver to the assignee thereunder a Note evidencing its obligations to such assignee with respect to the Loans.

         (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 15.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Commitment of, and the principal amount of the Loans under the Commitments owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the other Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assignee to the Administrative Agent), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Lenders.

         (e) Participations. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitment hereunder and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and
(iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to (A) increase in the Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations.

         (f) Information Regarding the Borrower. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 15.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrower; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree, in writing, to preserve in accordance with Section 15.20 the confidentiality of any confidential information described therein.

         (g) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

         (h) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Note held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

         15.2. Expenses.

         (a) Generally. The Borrower agrees upon demand to pay, or reimburse the Administrative Agent for all of its reasonable external audit and investigation expenses and for the fees, expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP (but not of other legal counsel) and for all other out-of-pocket costs and expenses of every type and nature incurred by the Administrative Agent in connection with (i) the audit and investigation of the Consolidated Businesses, the Projects and other Properties of the Consolidated Businesses in connection with the preparation, negotiation, and execution of the Loan Documents; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI), the Loan Documents, and the making of the Loans hereunder; (iii) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities under this Agreement and the other Loan Documents;
(iv) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (v) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Project, the Borrower, any of its Subsidiaries, this Agreement or any of the other Loan Documents; (vi) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent or any other Agents or any other Lender is served or deposition or other proceeding in which any Lender is called to testify, in each case, relating in any way to the Obligations, a Project, the Borrower, any of the Consolidated Businesses, this Agreement or any of the other Loan Documents; and (vii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

         (b) After Default. The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by the such entity after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, a Project, any of the Consolidated Businesses and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

         15.3. Indemnity. The Borrower further agrees (a) to defend, protect, indemnify, and hold harmless the Administrative Agent and each and all of the other Lenders and each of their respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of
(i) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans, the management of such Loans, the use or intended use of the proceeds of the Loans, or any of the other transactions contemplated by the Loan Documents, or (ii) any Liabilities and Costs relating to violation of any

Environmental, Health or Safety Requirements of Law, the past, present or future operations of the Borrower, any of its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Borrower or any of its Subsidiaries, or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters"); provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment; and (b) not to assert any claim against any of the Indemnitees, on any theory of liability, for consequential or punitive damages arising out of, or in any way in connection with, the Commitments, the Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         15.4. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Sections 8.1 or 8.2 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by any General Partner or the Borrower, as applicable, with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in
Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Administrative Agent and the Borrower, to so reflect such change in accounting principles.

         15.5. Setoff. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is hereby authorized by the Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender or any of its Affiliates, including, but not limited to, all Loans and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Lender shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured. Each Lender agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrower now or hereafter maintained with such Lender or any Affiliate.

         15.6. Ratable Sharing. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 3.1(g), 5.2(f), and 5.3 and Article XIII) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the

Obligations (excluding the repayment of the fees described in Sections 3.1(g), 5.2(f), and 5.3 and Article XIII), (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 15.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 15.5, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         15.7. Amendments and Waivers.

         (a) General Provisions. Unless otherwise provided for or required in this Agreement, no amendment, waiver or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower; provided, how ever, that the Borrower's agreement shall not be required for any amendment or modification of Sections 12.1 through 12.8. No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, waivers and consents not specifically reserved to the Administrative

Agent or the other Lenders in Section 15.7(b), 15.7(c), and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Amendments, Consents and Waivers by Affected Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby as described below:

           (i) waiver of any of the conditions specified in Sections 6.1 and 6.2 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

          (ii) increase in the amount of such Lender's Commitment,

         (iii) reduction of the principal of, rate or amount of interest on the Loans, or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), and

          (iv) postponement or extension of any date (other than the Termination Date, postponement or extension of which is governed by Section 15.7(c)(i)) fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to any modifications of the application provisions relating to prepayments of Loans and other Obligations which are governed by Section 4.2(b)).

         (c) Amendments, Consents and Waivers by All Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

                  (i) postponement of the Termination Date, or increase in the Maximum Credit Amount to any amount in excess of $1,400,000,000,

                  (ii) change in the definition of Requisite Lenders or in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder or under the other Loan Documents,

                  (iii) amendment of Section 15.6 or this Section 15.7,

                  (iv) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower, and

                  (v) waiver of any Event of Default described in Sections 11.1(a), (f), (g), (i), (n), (o) and (p).

         (d) Administrative Agent Authority. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 15.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement and the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within thirty (30) days after such Lender receives such request, then such Lender hereby irrevocably authorizes the Administrative Agent to agree or disagree, in full or in part, and in the Administrative Agent's sole discretion, to such requests on behalf of such Lender as such Lenders' attorney-in-fact and to execute and deliver any writing approved by the Administrative Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

         15.8. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or by courier service and shall be deemed to have been given when delivered in person or by courier service or upon receipt of a facsimile transmission. Notices to the Administrative Agent pursuant to Articles II, IV or XII shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 15.8) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

         15.9. Survival of Warranties and Agreements. All representations and warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent or any of the other Lenders may have come into possession or control of any Property of the Borrower or any of its Subsidiaries.

         15.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any other Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

         15.11. Marshalling; Payments Set Aside. None of the Administrative Agent or any other Lender shall be under any obligation to marshall any assets in favor of the Bor-rower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or any other Lender or any such Person exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         15.12. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         15.13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

         15.14. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

         15.15. Limitation of Liability. No claim may be made by any Lender, the Administrative Agent, or any other Person against any Lender (acting in any capacity hereunder) or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Lender and the Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         15.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. The rights hereunder of the Borrower, or any interest therein, may not be assigned without the prior written consent of all Lenders, except in accordance with the provisions of Article XIV hereof.

         15.17. Certain Consents and Waivers of the Borrower.

            (a) Personal Jurisdiction. (i) EACH OF THE LENDERS AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE LENDERS AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (ii) THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY OR APPROPRIATE TO ENABLE THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE

COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR ANY LENDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY LENDER. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         (b) Service of Process. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE OTHER LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

         (c) WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         15.18. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower and each Lender on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern. In the event the Lenders enter into any co-lender agreement with the Administrative Agent pertaining to the Lenders' respective rights with respect to voting on any matter referenced in this

Agreement or the other Loan Documents on which the Lenders have a right to vote under the terms of this Agreement or the other Loan Documents, such co-lender agreement shall be construed to the extent reasonable to be consistent with this Agreement and the other Loan Documents, but to the extent that the terms and conditions of such co-lender agreement are actually inconsistent with the terms and conditions of this Agreement and/or the other Loan Documents, such co-lender agreement shall govern. Notwithstanding the foregoing, any rights reserved to the Administrative Agent under this Agreement and the other Loan Documents shall not be varied or in any way affected by such co-lender agreement and the rights and obligation of the Borrower under the Loan Documents will not be varied.

   15.19. Limitation on Agreements. All agreements between the Borrower, the Administrative Agent, and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

   15.20. Confidentiality. Subject to Section 15.1(g), the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement, and identified as such by the Borrower, in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking or insurance company practices (provided that such Lender may share such information with its Affiliates in accordance with such Lender's customary procedures for handling confidential information of this nature and provided further that such Affiliate shall hold such information confidential) and in any event the Lenders may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or the National Association of Insurance Commissioners or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 15.20. In no event shall any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrower in connection with this Agreement. Any and all confidentiality agreements entered into between any Lender and the Borrower shall survive the execution of this Agreement.

   15.21. Disclaimers. The Administrative Agent and the other Lenders shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for services performed or materials supplied in connection with any work performed on the Projects, including any TI Work. The Administrative Agent and the other Lenders shall not be liable for any debts or claims accruing in favor of any such parties against the Borrower or others or against any of the Projects. The Borrower is not and shall not be an agent of any of the Administrative Agent or the other Lenders for any purposes and none of the Lenders nor the Administrative Agent shall be deemed partners or joint venturers with Borrower or any of its Affiliates. None of the Administrative Agent or the other Lenders shall be deemed to be inprivity of contract with any contractor or provider of services to any Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by any of the Administrative Agent or the other Lenders and the Borrower agrees to hold the Administrative Agent and the other Lenders harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.

   15.22. Intentionally Omitted.

   15.23. Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

BORROWER:                       SIMON DeBARTOLO GROUP, L.P.,
                                a Delaware limited partnership


                                By:     SD PROPERTY GROUP, INC.
                                        its managing general partner

                                   By:__________________________
                                      David Simon
                                      Chief Executive Officer

                                By:   SIMON DeBARTOLO GROUP, INC.
                                      its general partner

                                By: _________________________
                                      David Simon
                                      Chief Executive Officer

                                Notice Address:

                                Merchants Plaza
                                P.O. Box 7033
                                Indianapolis, Indiana 46207
                                Attn: Mr. David Simon
                                Telecopy: (317) 263-7037

                                    CORPORATE PROPERTY INVESTORS, INC.

                                    By:
                                            Name:
                                            Title:

                                        Notice Address:

                                        Corporate Property Investors, Inc.
                                        305 West 47th Street
                                        New York, New York 10017
                                        Attn:  Mr. Harold Rolf
                                        Telecopy:   (212) 759-7087

Administrative Agent:                     THE CHASE MANHATTAN BANK

                                          By:
                                          Name:
                                          Title:

                                          Notice Address, Domestic and
                                          Eurodollar Lending Office:

                                          The Chase Manhattan Bank
                                          Loan and Agency Services
                                          One Chase Manhattan Plaza,
                                          8th floor
                                          New York, New York 10081
                                          Attention: Christina Gould
                                          Telecopy: (212) 552-5701
                                          Reference: Simon DeBartolo Group,
                                          L.P. Loan


                                          with copy of all Notices to:

                                          The Chase Manhattan Bank
                                          380 Madison Avenue, 11th floor
                                          New York, New York  10017
                                          Attention: Fran Nuchims
                                          Telecopy:  (212) 622-3380
                                          Reference:  Simon DeBartolo
                                          Group, L.P. Loan


Pro Rata Share: 6.57142%

Commitment: $92,000,000

Syndication Agent:                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK


                                         By:
                                         Name:
                                         Title:

                                         Notice Address:


                                         c/o J.P. Morgan Services Inc.
                                         500 Stanton Christiana Road
                                         Newark, Delaware 19713-2107
                                         Attn: Mr. Bill Lamb
                                         Telecopy:  (302) 634-1092

                                         Domestic and Eurodollar
                                         Lending Office:

                                         c/o J.P. Morgan Services Inc.
                                         500 Stanton Christiana Road
                                         Newark, Delaware 19713-2107
                                         Attn: Ms. Linda Sheehan
                                         Telecopy:  (302) 634-1092

Pro Rata Share: 6.57142%

Credit Commitment: $92,000,000

Syndication Agent:                        UBS AG, NEW YORK BRANCH

                                          By:
                                          Name:
                                          Title:


                                          By:
                                          Name:
                                          Title:


                                          Notice Address, Domestic
                                          Lending Office and Eurodollar
                                          Lending Office:

                                          UBS AG, Stamford Branch
                                          677 Washington Avenue
                                          Stamford, Connecticut

                                          with copy of all notices to:

                                          UBS AG, New York Branch
                                          299 Park Avenue
                                          New York, New York 10171
                                          Attention:  Xiomara Martez
                                          Telecopy:  (212) 821-4138
                                          Ref:  Simon DeBartolo


Pro Rata Share: 6.57142%

Credit Commitment: $92,000,000

Documentation Agent:                      NATIONSBANK, N.A.


                                          By:
                                          Name:
                                          Title:

                                          Notice Address and Domestic
                                          Lending Office:

                                          NationsBank
                                          700 Louisiana, 5th Floor
                                          Houston, Texas 77002
                                          Attn: Cynthia Sanford
                                          Telecopy: (713) 247-6124

                                          Eurodollar Lending Office or
                                          Eurodollar Affiliate:

                                          NationsBank
                                          700 Louisiana, 5th Floor
                                          Houston, Texas 77002
                                          Attn: Shelley Coppin
                                          Telecopy: (713) 247-7321


Pro Rata Share: 6.57142%

Credit Commitment: $92,000,000

CO-AGENT:           DRESDNER BANK AG
                    NEW YORK AND GRAND CAYMAN BRANCHES

                    By:
                    Name:
                    Title:

                    By:
                    Name:
                    Title:

                    Notice Address and Domestic and Eurodollar Lending Office:
                    Dresdner Bank AG, New York and Grand
                    Cayman Branches
                    75 Wall Street, 33rd Floor
                    New York, New York 10005
                    Attn: Mr. Thomas Nadramia
                    Telecopy: (212) 429-2130
                    Reference:  Simon Property Group

With copy to:       Dresdner Bank AG, Chicago Branch
                    190 South LaSalle Street
                    Suite 2700
                    Chicago, Illinois  60603
                    Attn:  Mr. James Blessing
                    Telecopy: (312) 444-1305
                    Reference: Simon Property Group

                    Borrowing and other administrative
                    and operational notices:
                    Dresdner Bank AG
                    75 Wall Street, 33rd Floor
                    New York, New York 10005
                    Attn: Mr. Robert Reddington
                    Telecopy: (212) 429-2130
                    Reference: Simon Property Group


Pro Rata Share: 6.57142%

Credit Commitment: $92,000,000

Managing Agent:                         FLEET NATIONAL BANK


                                        By:_______________________
                                        Name: Jane E. McGrath
                                        Title: Vice President



                                        Notice Address, Domestic
                                        Lending Office and Eurodollar Lending
                                        Office:

                                        Fleet Bank
                                        75 State Street
                                        Mail Stop: MA/BO/F11C
                                        Boston, Massachusetts 02109
                                        Attn: Sharon Gorajec
                                        Telecopy: 617-346-3220

                                         and to:

                                        Fleet Bank
                                        75 State Street
                                        Boston, Massachusetts 02109
                                        Attn: Margaret Mulcahy
                                        Telecopy:  (617) 364-3220



Pro Rata Share:     5.35714%

Credit Commitment: $75,000,000

Managing Agent:                         PACIFIC LIFE INSURANCE COMPANY


                                        By:
                                        Name:
                                        Title:



                                        Notice Address, Domestic
                                        Lending Office and Eurodollar Lending
                                        Office:

                                        Pacific Life Insurance Company
                                        700 Newport Center Drive
                                        Newport Beach, CA 92660
                                        Attn: T. Anthony Premier
                                        Telecopy: (949) 721-5447




Pro Rata Share:    1.78571%

Credit Commitment: $25,000,000

Managing Agent:                         BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION


                                        By:
                                        Name:
                                        Title:



                                        Notice Address, Domestic
                                        Lending Office and Eurodollar Lending
                                        Office:

                                        Bank of America National Trust and
                                        Savings Association
                                        231 South LaSalle Street
                                        Chicago, Illinois 60697
                                        Attn: Mr. Ron Phemister
                                        Telecopy: (312) 828-3950




Pro Rata Share:     4.64285%

Credit Commitment: $65,000,000

Managing Agent:                         BAYERISCHE HYPO- UND VEREINSBANK AG
                                        ACTING THROUGH ITS NEW YORK BRANCH


                                        By:
                                        Name:
                                        Title:


                                        By:
                                        Name:
                                        Title:

                                        Notice Address, Domestic
                                        Lending Office and Eurodollar Lending
                                        Office:

                                        BAYERISCHE HYPO- UND VEREINSBANK AG NEW
                                        YORK BRANCH
                                        150 East 42nd Street
                                        New York, New York 10017
                                        Attn: Mr. Peter T. Hannigan
                                              First Vice President
                                        Telecopy:  (212) 672-5527



Pro Rata Share: 4.64285%

Credit Commitment: $65,000,000

Managing Agent:                         CANADIAN IMPERIAL BANK OF COMMERCE


                                        By:
                                        Name:
                                        Title:

                                        Notice Address, Domestic
                                        Lending Office and Eurodollar Lending
                                        Office:

                                        Canadian Imperial Bank of Commerce
                                        200 West Madison Street
                                        Suite 2300
                                        Chicago, Illinois 60606
                                        Attn: Joel Gershkon
                                        Telecopy: 312-855-3235

                                        and to:

                                        Canadian Imperial Bank of Commerce
                                        Two Paces West
                                        2727 Paces Ferry Road
                                        Suite 1200
                                        Atlanta, Georgia 30309
                                        Attn: Elizabeth Jenkins
                                        Telecopy: 770-319-4950

Pro Rata Share:  4.64285%

Credit Commitment: $65,000,000

Managing Agent:                         CITIBANK, N.A.


                                        By:
                                        Name:
                                        Title:

                                        Notice Address, Domestic
                                        Lending Office and Eurodollar Lending
                                        Office:

                                        Citibank, N.A.
                                        399 Park Avenue
                                        New York, New York 10043
                                        Attn: Mr. Kevin Rodgers
                                        Telecopy: (212) 793-6314



Pro Rata Share:  4.64285%

Credit Commitment: $65,000,000

Managing Agent:                         PNC BANK, NATIONAL ASSOCIATION


                                        By:
                                        Name:
                                        Title:

                                        Notice Address, Domestic
                                        Lending Office and Eurodollar Lending
                                        Office:

                                        One PNC Plaza
                                        P1-POPP-19-2
                                        249 Fifth Avenue
                                        Pittsburgh, Pennsylvania
                                                             15222-2707
                                        Attn:   Terri A. Wyda
                                        Telecopy: (412) 762-6500

                                        and to:

                                        Attn: Matthew L. Koval
                                                   Loan Administrator
                                        Telecopy: (412)768-5754



Pro Rata Share: 4.64285%

Credit Commitment: $65,000,000

Managing Agent:                         THE SUMITOMO BANK, LIMITED


                                        By:
                                        Name:
                                        Title:

                                        Notice Address, Domestic
                                        Lending Office and Eurodollar Lending
                                        Office:

                                        The Sumitomo Bank, Limited
                                        277 Park Avenue
                                        New York, New York 10172
                                        Attn: Michael S. Leffelholz
                                        Telecopy: (212) 224-4887

                                        and to:

                                        The Sumitomo Bank, Limited
                                        233 South Wacker Drive
                                        Suite 4800
                                        Chicago, Illinois 60606-6448
                                        Attn:  Mr. Paul Olson
                                        Telecopy:  (312)876-6436


Pro Rata Share: 4.64285%

Credit Commitment: $65,000,000

Co-Agent:                               KBC N.V.

                                        By:
                                        Name:
                                        Title:

                                        By:
                                        Name:
                                        Title:

                                        Notice Address and Domestic
                                        Lending Office:
                                        Kredietbank N.V., New York Branch
                                        125 West 55th Street, 10th floor
                                        New York, New York 10172
                                        Attn: Francis Payne
                                        Telecopy: 212-541-0793
                                        and to:

                                        Attn: Lynda Resuma
                                        Telecopy: 212-956-5580


                                        Eurodollar Lending Office or
                                        Eurodollar Affiliate:
                                        Kredietbank N.V., Grand Cayman Branch
                                        125 West 55th Street, 10th floor
                                        New York, New York
                                        Attn: John Thierfelder
                                        Telecopy: 212-956-5580
                                        and to:

                                        Attn: Lynda Resuma
                                        Telecopy: 212-956-5580


Pro Rata Share: 3.21428%

Credit Commitment: $45,000,000

Lender:                                 CREDITANSTALT CORPORATE FINANCE, INC.

                                        By:
                                        Name:
                                        Title:

                                        By:
                                        Name:
                                        Title:

                                        Notice Address and Domestic
                                        Lending Office and Eurodollar Lending
                                        Office or Eurodollar Affiliate:
                                        Creditanstalt Corporate Finance, Inc.
                                        Two Ravinia Drive
                                        Suite 1680
                                        Atlanta, Georgia 30346
                                        Attn: Mr. Stephen Hipp
                                        Telecopy: (770) 390-1851

Pro Rata Share: 2.50000%

Credit Commitment: $35,000,000

Lender:                                 HIBERNIA NATIONAL BANK

                                        By:
                                        Name:
                                        Title:

                                        Notice Address and Domestic
                                        Lending Office, and Eurodollar
                                        Lending Office or Eurodollar Affiliate::
                                        Hibernia National Bank
                                        313 Carondelet Street
                                        New Orleans, Louisiana 70130
                                        Attn: Mr. Jack Finn
                                        Telecopy:   (504) 533-7168



Pro Rata Share: 2.50000%

Credit Commitment: $35,000,000

Lender:                                 THE BANK OF NOVA SCOTIA,
                                         NEW YORK AGENCY

                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

                                        Notice Address and Domestic
                                        Lending Office, and Eurodollar
                                        Lending Office or Eurodollar
                                        Affiliates:

                                        The Bank of Nova Scotia
                                         Atlanta Agency, for Nassau
                                         Corporate Branch
                                        600 Peachtree Street NE
                                        Suite 2700
                                        Atlanta, Georgia 30308
                                        Attn:  Nadine Bell
                                        Telecopy:  (404) 888-8998



Pro Rata Share: 2.50000%

Credit Commitment: $35,000,000

Lender:                                 U.S. BANK NATIONAL ASSOCIATION
                                        (formerly known as First Bank)


                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

                                        Notice Address, Domestic
                                        Lending Office and Eurodollar
                                        Lending Office:

                                        U.S. Bank National Association
                                        111 East Wacker Drive
                                        Suite 3000
                                        Chicago, Illinois 60601
                                        Attn: Elliott Quigley
                                        Telecopy: (312) 228-9402
                                        and to:

                                        Attn: Paul Castino
                                        Telecopy:  312-228-9437




Pro Rata Share: 2.50000%

Credit Commitment: $35,000,000

Lender:                                 ERSTE BANK DER OESTERREICHISCHEN
                                        SPARKASSEN AG

                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

                                        Notice Address and Domestic
                                        Lending Office:
                                        Erste Bank der Oesterreichischen
                                        Sparkassen AG
                                        280 Park Avenue
                                        West Building - 32
                                        New York, New York 10017
                                        Attn: Mr. Paul Judicke
                                        Telecopy: (212) 984-5627


                                        Eurodollar Lending Office or
                                        Eurodollar Affiliate:
                                        Erste Bank der Oesterreichischen
                                        Sparkassen AG


                                        Attn:
Telecopy:


Pro Rata Share: 1.78571%

Credit Commitment: $25,000,000

Lender:                                 NEW YORK LIFE INSURANCE COMPANY


                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

                                        Notice Address, Domestic
                                        Lending Office and Eurodollar
                                        Lending Office:

                                        New York Life Insurance Company
                                        51 Madison Avenue, Room 206
                                        New York, New York 10010
                                        Attn: Ms. Lisa Scuderi
                                        Telecopy: (212) 447-4122

                                        and to:

                                        New York Life Insurance Company
                                        51 Madison Avenue, Room 208
                                        New York, New York 10010
                                        Attn: John Diamond
                                        Telecopy: (212) 447-4160

                                        and to:

                                        New York Life Insurance Company
                                        51 Madison Avenue, Room 209
                                        New York, New York 10010
                                        Attn: Treasury Department,
                                              Securities Income Section
                                        Telecopy:  (212) 447-4160

                                        with a copy to:

                                        Investment Section, Office of
                                         General Counsel
                                        Room 1104
                                        Telecopy:  (212) 576-8340

Pro Rata Share: 1.78571%

Credit Commitment: $25,000,000

Lender:                                 ARGENTARIA
                                        BANCO EXTERIOR DE ESPANA S.A.,
                                          New York Branch

                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

                                        Notice Address, Domestic
                                        Lending Office and Eurodollar
                                        lending Office:

                                        Argentaria
                                        320 Park Avenue
                                        20th Floor
                                        New York, New York 10022
                                        Attn:    Mr. Alan Lefkowitz
                                        Telecopy: (212) 755-4211



Pro Rata Share: 1.42857%

Credit Commitment: $20,000,000.00

Lender:                                  CHANG HWA COMMERCIAL BANK, LTD.,
                                           NEW YORK BRANCH


                                         By:_______________________
                                         Name:_____________________
                                         Title:____________________

                                         Notice Address and Domestic
                                         Lending Office, and Eurodollar
                                         Lending Office:

                                         Chang Hwa Commercial Bank, Ltd.,
                                           New York Branch
                                         One World Trade Center
                                         32nd Floor, Suite 3211
                                         New York, New York 10048
                                         Attn: Mr. Teddy Mou
                                         Telecopy: (212) 390-0120



Pro Rata Share: 1.42857%

Credit Commitment: $20,000,000.00

Lender:                                 FIRST NATIONAL BANK OF MARYLAND


                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

                                        Notice Address and Domestic
                                        Lending Office, and Eurodollar
                                        Lending Office:

                                        First National Bank of Maryland
                                        25 South Charles Street
                                        Banc Code 101-747
                                        Baltimore, Maryland 21201
                                        Attn: Ms. Carole Stafford
                                        Telecopy: (410) 545-2385



Pro Rata Share: 1.42857%

Credit Commitment: $20,000,000.00

Lender:                                 GULF INTERNATIONAL BANK


                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

                                        Notice Address and Domestic
                                        Lending Office, and Eurodollar
                                        Lending Office:

                                        Gulf International Bank
                                        380 Madison Avenue
                                        21st Floor
                                        New York, New York 10017
                                        Attn: Mireille Khalidi
                                        Telecopy: (212) 922-2325



Pro Rata Share: 1.42857%

Credit Commitment: $20,000,000.00

Lender:                                 THE HUNTINGTON NATIONAL BANK


                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

                                        Notice Address and Domestic
                                        Lending Office, and Eurodollar
                                        Lending Office:

                                        The Huntington National Bank
                                        41 South High Street, 8th Floor
                                        Columbus, Ohio 43215
                                        Attn: Mr. Eric Riedinger
                                        Telecopy: (614) 480-3698



Pro Rata Share: 1.42857%

Credit Commitment: $20,000,000.00

Lender:                                 MELLON BANK, N.A.


                                        By:_______________________
                                        Name:_____________________
                                        Title:____________________

                                        Notice Address and Domestic
                                        Lending Office, and Eurodollar
                                        Lending Office:

                                        Mellon Bank, N.A.
                                        One Mellon Bank Center
                                        Room 2940
                                        Pittsburgh, Pennsylvania
                                           15259-0001
                                        Attn: Mr. David Tetrick
                                        Telecopy: (412) 234-8657



Pro Rata Share: 1.42857%

Credit Commitment: $20,000,000.00

Lender:                                 STAR BANK


                                        By:
                                        Name:
                                        Title:

                                        Notice Address and Domestic
                                        Lending Office:

                                        Star Bank
                                        1350 Euclid Avenue
                                        Suite 211
                                        Cleveland, Ohio 44115
                                        Attn: Perry Quick
                                        Telecopy: (216) 241-0164

                                        Eurodollar Lending Office:

                                        Star Bank, N.A.
                                        6 East Fourth Street, ML 9150
                                        Cincinnati, Ohio 45201
                                        Attn: Catherine Siegel
                                        Telecopy: (513) 632-2965

Pro Rata Share: 1.42857%

Credit Commitment: $20,000,000.00

Lender:                                 THE SUMITOMO TRUST AND BANKING
                                          COMPANY, Limited


                                        By:
                                        Name:
                                        Title:

                                        Notice Address and Domestic
                                        Lending Office, and Eurodollar
                                        Lending Office:

                                        The Sumitomo Trust & Banking Co. Ltd.
                                        527 Madison Avenue
                                        6th Floor
                                        New York, New York 10022
                                        Attn: Ms. Fran Wynne
                                        Telecopy: (212) 418-4848



Pro Rata Share: 1.42857%

Credit Commitment: $20,000,000.00

Lender:                                 BAYERISCHE LANDESBANK GIROZENTRALE


                                        By:
                                        Name:
                                        Title:


                                        By:
                                        Name:
                                        Title:



                                        Notice Address and Domestic
                                        Lending Office, and Eurodollar
                                        Lending Office:

                                        Bayerische Landesbank Girozentrale
                                        560 Lexington Avenue
                                        New York, New York 10022
                                        Attn: Mr. John Wain
                                        Telecopy: (212) 310-9868



Pro Rata Share: 1.07142%

Credit Commitment: $15,000,000.00

Lender:                                 LASALLE NATIONAL BANK


                                        By:_______________________
                                        Name: John C. Hein
                                        Title: Vice President

                                        Notice Address and Domestic
                                        Lending Office, and Eurodollar
                                        Lending Office:

                                        LaSalle National Bank
                                        135 South LaSalle St.
                                        Chicago, Illinois 60674-9135
                                        Attn: John C. Hein
                                        Telecopy:  312-904-6691




Pro Rata Share: 1.07142%

Credit Commitment: $15,000,000.00

Lender:                                 NATIONAL CITY BANK


                                        By:
                                        Name:
                                        Title:

                                        Notice Address and Domestic
                                        Lending Office, and Eurodollar
                                        Lending Office:

                                        National City Bank
                                        101 West Washington Street
                                        Indianapolis, Indiana 46255
                                        Attn: Ms. Kim Kord
                                        Telecopy: (317) 267-3987



Pro Rata Share: 1.07142%

Credit Commitment: $15,000,000.00

Lender:                                 BANK POLSKA


                                        By:
                                        Name:
                                        Title:

                                        Notice Address and Domestic
                                        Lending Office, and Eurodollar
                                        Lending Office:

                                        Bank Polska
                                        470 Park Avenue
                                        15th Floor
                                        New York, New York 10016
                                        Attn: Mr. William Shea
                                        Telecopy: (212) 67-5910



Pro Rata Share: 0.71428%

Credit Commitment: $10,000,000.00

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A--     Form of Assignment and Acceptance
Exhibit B--     Form of Note
Exhibit C--     Form of Notice of Borrowing
Exhibit D--     Form of Notice of Conversion/Continuation
Exhibit E--     List of Closing Documents
Exhibit F--     Form of Officer's Certificate
Exhibit G--     Sample Calculations of Financial Covenants

Schedule 1.1.4 --    Permitted Securities Options
Schedule 7.1-A --    Organizational Documents
Schedule 7.1-C --    Corporate Structure; Outstanding Capital Stock and
                     Partnership Interests; Partnership Agreement
Schedule 7.1-H --    Indebtedness for Borrowed Money; Contingent Obligations
Schedule 7.1-I --    Pending Actions
Schedule 7.1-P --    Environmental Matters
Schedule 7.1-Q --    ERISA Matters
Schedule 7.1-T --    Insurance Policies
Schedule 8.2(vi) --  Retained Properties


                                        i